Table of Contents

As submitted to the Securities and Exchange Commission on March 11, 2021

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated March 11, 2021

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

GRASS QOZF, Inc.

$50,000,000

25,000,000 SHARES OF COMMON STOCK

$2.00 PER SHARE

This is an offering of securities of GRASS QOZF, Inc., a Nevada corporation (the “Company,” “we,” or “us”). We are offering up to 25,000,000 shares of our common stock, par value $0.001 (the “Common Stock”), at an offering price of $2.00 per share (the “Offered Shares”) by the Company (the “Offering”). C2M Securities, LLC will act as our exclusive placement agent (the “Placement Agent”) for this Offering. The Placement Agent is not purchasing shares of Common Stock offered by us and is not required to sell any specific number or dollar amount of shares of Common Stock. This Offering will terminate 12 months from the day the Offering is qualified, subject to extension for up to 90 days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 500 Offered Shares ($1,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 9 of this Offering Circular.

The Company may undertake one or more closings on a rolling basis. Until we complete a closing, the proceeds for this Offering will be maintained in an escrow account. At the time of a closing, the proceeds will be distributed to the Company and the associated shares will be issued to investors. If there are no closings or if funds remain in the escrow account upon termination of this Offering without any corresponding closing, the investments for this Offering will be promptly returned to investors, without interest or deduction. Atlantic Capital Bank, National Association will serve as escrow agent for our Offering.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis and our officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, our officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state. This offering circular follows the disclosure format of Part II of Form 1-A pursuant to the general instructions of Part II (a)(1)(i) of Form 1-A.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 9 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

Title of each class of securities to be registered	Proposed offering price per share	Proposed maximum aggregate offering proceeds	Placement Agent commissions (1)	Proceeds to Company (2)

Common Stock	$2.00	$50,000,000	$4,500,000	$45,500,000

(1)	We have agreed to pay the Placement Agent a commission equal to one percent (1%) of the total amount invested by investors in the Offering. We also have agreed to pay the Placement Agent and/or third-party registered broker-dealers who introduce purchasers of Common Stock a commission equal to eight percent (8%) of the total number of shares sold through them in the Offering. See “Plan of Distribution” for details regarding compensation payable to the Placement Agent and such third-party broker-dealers in connection with this Offering.
(2)	The amount shown is before deducting organization and offering costs to us, including fees for administrative and escrow services, legal, accounting, printing, due diligence, marketing, consulting, selling commissions, state securities filing compliance, and other costs incurred in the offering of the Common Stock

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying Offering Circular supplements, which we refer to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find More” below for more details.

The Offering Statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov. The contents of the website (other than the Offering Statement, this Offering Circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

Our management will be permitted to make a determination that the purchasers of Offered Shares in this Offering are “qualified purchasers” in reliance on the information and representations provided by the stockholder regarding the stockholder’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “GRASS QOZF, Inc.,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of GRASS QOZF, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

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Some of the statements under “Summary,” “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	Global pandemics such as the COVID-19 pandemic;

•	Our ability to effectively deploy the proceeds raised in this Offering;

•	Our ability to comply with the rules and regulations relating to investing in “qualified opportunity zones;”

•	Any modifications to the “qualified opportunity zone” provisions of the Internal Revenue Code of 1986, as amended (the “Code”), could have an adverse effect on our operations.

•	Risks associated with breaches of our data security;

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

•	Our ability to retain and hire competent employees and appropriately staff our operations;

•	Our dependence upon external sources for the financing of our operations,

•	Our ability to effectively execute our business plan;

•	Our failure to successfully operate acquired properties and operations;

•	Failure of acquisitions to yield anticipated results;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Legislative or regulatory changes impacting our business or our assets (including SEC guidance related to Regulation A or the JOBS Act)

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

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Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

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The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Offered Shares are offered and sold only to “qualified purchasers” or at a time when the shares of our Common Stock are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in the shares of our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s primary residence.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

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The following questions and answers about this Offering highlight material information regarding us and this Offering that is not otherwise addressed in the “Summary” section of this Offering Circular. You should read this entire Offering Circular, including the section entitled “Risk Factors,” before deciding to purchase the Offered Shares.

Q:	What is a “qualified opportunity fund”?

A:	A “qualified opportunity fund” is generally defined as a corporation or partnership that is organized to invest in, and at least 90% of its assets consist of, qualified opportunity zone property, which is defined as (1) qualified opportunity zone stock, (2) qualified opportunity zone partnership interest or (3) qualified opportunity zone business property. Qualified opportunity zone business property generally means property acquired by a qualified opportunity zone fund after December 31, 2017 that is substantially improved by the qualified opportunity fund and substantially all of the use of such property was in a qualified opportunity zone. Qualified opportunity zone property will be treated as substantially improved only if, during the 30-month period following the date of acquisition, the additions to the basis of the property exceed the adjusted basis of the property at the beginning of the 30-month period.

Q:	What is a “qualified opportunity zone”?

A:	The opportunity zone is a new community development program established by Congress in the Tax Cuts and Jobs Act of 2017 to encourage long-term investments in low-income urban and rural communities nationwide. The opportunity zone program provides a tax incentive for investors to re-invest their unrealized capital gains into qualified opportunity funds that are dedicated to investing in opportunity zones designated by the chief executives of every state and territory of the United States.

To be certified as a qualified opportunity zone, the designated census tract must have a poverty rate of at least 20% and be an area for which the median family income does not exceed 80% of the statewide family income or, if located in a metropolitan area, does not exceed 80% of the metropolitan area median family income. Certain census tracts contiguous with low income communities may also be designated as qualified opportunity zone if the median family income of the census tract does not exceed 125% of the median family income of the low-income community with which the census tract is contiguous. As of the date of this Offering Circular, there were approximately 7,800 qualified opportunity zones throughout the United States.

In order to be a “qualified opportunity fund,” at least 90% of the fund’s assets need to consist of “qualified opportunity zone property.” If a qualified opportunity fund fails to meet the 90% asset requirement, it will be required to pay a penalty for each month its fails to meet the requirement in an amount equal to the product of (1) the excess of (a) the amount equal to 90% of the fund’s aggregate assets over (b) the aggregate amount of qualified opportunity zone property held by the fund, multiplied by (2) the amount equal (a) to the Federal short-term rate (determined pursuant to Section 6621 of the Code) plus (b) 3%.

Q:	What tax advantages arise from investing in a qualified opportunity fund?

A:	Any capital gain from the sale of any property to an unrelated person that is invested in a qualified opportunity fund during the 180-day period following such sale may be eligible to be excluded from that investor’s gross income for the taxable year in which such sale was made. The amount of any excluded capital gain will be required to be included in income in the investor’s taxable year ending December 31, 2026 or the year in which the investment was sold, whichever is earlier. The amount of gain that will need to be included depends on the investor’s basis in the investment. In addition, investors will realize a step-up basis for the original capital gains that were reinvested in shares of our common stock. The basis is increased by 10% if the investment in the Company is held by the taxpayer for at least five years and by an additional 5% if held for at least seven years, thereby potentially excluding up to 15% of the original capital gains from taxation. Finally, an investor could receive a permanent exclusion from taxable income of capital gains from the sale or exchange of an investment in shares of our common stock if the investment is held for at least 10 years. This exclusion only applies to capital gains accrued after an investment in the Company and not original capital gains.

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It is important for investors seeking to avail themselves of the capital gains benefits described in this Offering Circular to be aware that subsequent changes in the tax laws or the adoption of new regulations, as well as early dispositions of shares of our Common Stock, could cause the loss of the anticipated tax benefits. As a result, you are urged to consult with your tax advisors regarding (1) the procedures you need to follow to defer capital gain through investing in a qualified opportunity fund, (2) the tax consequences of purchasing, owning or disposing of our common stock, including the federal, state and local tax consequences of investing capital gains in our shares, and (3) the tax consequences of potential changes in the interpretation of the existing tax laws or the adoption of new laws or regulations.

Q:	Who can defer?

A:	Persons or entities that recognize capital gain for federal income tax purposes are eligible for deferral. This includes individuals as well as entities such as C corporations, regulated investment companies, REITs, trusts, partnerships and other pass-through entities such as S corporations.

Q:	How do taxpayers make deferral elections?

A:	On October 19, 2018, the Department of the Treasury issued proposed regulations (the “Proposed Regulations”) to provide guidance under the new section of the Code establishing qualified opportunity zones. Concurrently with the publication of the Proposed Regulations, the Internal Revenue Service (the “IRS”) noted that it currently anticipates that taxpayers will make deferral elections on Form 8949, which will be attached to their Federal income tax returns for the taxable year in which the capital gain would have been recognized if the gain had not been deferred. The IRS anticipates that instructions to Form 8949 will be released shortly to provide taxpayers further guidance. While the IRS has stated that eligible taxpayers may rely on the Proposed Regulations with respect to eligible gains that would be recognized before the final regulations are adopted if the taxpayer applies the rules in their entirety, the Proposed Regulations have not been formally adopted and the IRS has indicated that it will be releasing a second round of proposed regulations to deal with issues relating to investments in qualified opportunity funds, which may modify or revise the guidance provided in the Proposed Regulations. As a result, investors may not be able to completely determine the cost or complexity of complying with these investment rules prior to acquiring shares of our common stock in this Offering.

Q:	What gains are eligible for deferral?

A:	The Proposed Regulations define the gains eligible for deferral through investing is a qualified opportunity fund as any gain that is treated as “capital gain” for Federal income tax purposes. As a result, any gain that a taxpayer is required to include in its computation of capital gain, including capital gain from an actual or deemed sale or exchange, is eligible to be deferred. So, both short-term and long-term capital gains are eligible for deferral. It is important to note, however, that any cash invested in a qualified opportunity fund, either independently or in conjunction with capital gains, is NOT eligible for the deferral of capital gains described herein.

Q:	What kind of offering is this?

A:	We are primarily offering a maximum of $50,000,000 in shares of our Common Stock to the public on a “best efforts” basis at $2.00 per share initially. This Offering is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the Offering of securities is continuous, active sales of securities may happen sporadically over the term of the Offering.

Q:	Are there any risks involved in buying shares of our common stock?

A:	Investing in shares of our Common Stock involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” for a description of the risks relating to this offering and an investment in our Common Stock.

Q:	How does a “best efforts” offering work?

A:	A “best efforts” offering means, we are only required to use our best efforts to sell shares of our common stock to the public. Neither our Manager nor any other party has a firm commitment or obligation to purchase any shares of our common stock.

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Q:	Who can buy shares of our Common Stock?

A:	Generally, you may purchase shares of our Common Stock if you are a “qualified purchaser” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include:

•	“accredited investors” under Rule 501(a) of Regulation D; and

•	all other investors so long as their investment in shares of our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. Please refer to the section above entitled “State Law Exemption and Purchase Restrictions” for more information.

Q:	How do I buy Offered Shares?

A:	You may purchase Offered Shares by completing a subscription agreement like the one attached to this Offering Circular for a certain investment amount and pay for the Offered Shares at the time you subscribe.

Q:	Is there any minimum investment required?

A:	Yes. There is a minimum investment of at least 500 Offered Shares or $1,000 based on the initial Offering price, provided that our management has the discretion to accept smaller investments. There is no minimum investment requirement on additional purchases.

Q:	May I make an investment through my IRA or other tax-deferred retirement account?

A:	Yes.

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SUMMARY

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This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

GRASS QOZF, Inc., sometimes referred to herein as “we,” “us,” “our,” the “Company” and/or “GRASS QOZF, Inc.” was organized under the laws of the State of Nevada on July 24, 2019.

The Company, through its wholly-owned subsidiary, RAGSS QOZB, Inc., a Nevada corporation (“RAGSS”), will concentrate its early operations on the identification, acquisition and development or redevelopment of properties located within “qualified opportunity zones.” At least 90% of the Company’s assets will initially consist of qualified opportunity zone property, which will enable it to be classified as a “qualified opportunity fund.” Because the Company will be a qualified opportunity fund, certain investors in the Company will be eligible for favorable capital gains tax treatment on their investments.

Investment in SAMSARG, Inc.

In September and October 2019, RAGSS acquired a 50% ownership of SAMSARG, Inc., a Nevada corporation (“SAMSARG”) for $1,085,000. In November 2019, the Company exchanged 493,335 shares of its Common Stock for 370,000 shares of SAMSARG increasing its ownership to 68%. Through June 30 2020, the Company exchanged 281,337 additional shares of its Common Stock for 211,000 shares of SAMSARG; purchased and retired 100,000 shares of SAMSARG for $100,000; and purchased an additional 450,000 shares of SAMSARG for $450,000. At June 30, 2020, we owned 85% of SAMSARG.

Currently RAGSS owns 100% of SAMSARG and it is our intent for RAGSS to own 100% of SAMSARG with RAGSS deriving revenue from SAMSARG on a consolidated basis as its wholly-owned subsidiary. SAMSARG intends to offer FAA certified aircraft maintenance, repair and overhaul capabilities to the private sector and government aircraft industries through a hanger which has commenced construction at the Silver Springs Airport in Nevada. Initial investments in the Company are expected to consist of purchasing the remaining equity interests of SAMSARG and Sierra (defined below), financing the construction of the hanger through SAMSARG and providing economic development to properties located in “qualified opportunity zones” in Northern Nevada, primarily, Silver Springs, Reno, and Fernley. The primary business of RAGSS is in alignment with SAMSARG and Sierra (defined below), in addition, expansion capability to invest in additional qualified businesses. RAGSS is currently focused on investing in qualified businesses such as SAMSARG, Sierra (defined below), General Aviation Hangars, Software Development and Sales, and other potential qualified businesses that RAGSS may wish to pursue.

Investment in Sierra Software Systems, Inc.

RAGSS also owns 45% of Sierra Software Systems, Inc., a Nevada corporation (“Sierra”), which is engaged in development of proprietary software applications that facilitate secure handling of electronic digital data and files for required contract reporting stipulations, inventory source tracking, logistics, logging, etc. Sierra is developing ITAR compliant software to meet government contract requirements to track and verify chain of custody from “creation/initiation to installation” of each unit utilized/installed under the contract. It is our intent for RAGSS to own 100% of Sierra and RAGSS will derive revenue from Sierra on a consolidated basis as its wholly-owned subsidiary.

Our mailing address is 204 West Spear Street #3862 Carson City NV 89703. Our telephone number is (775) 886-0802. Our email address is dharmer@incorporationsolutions.com.

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Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

In the future, we may to submit an application to have our Common Stock traded in the OTC Pink Open Market or a stock exchange; however, there are no assurances that there will ever be a market for our Common Stock.

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THE OFFERING

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Issuer:	GRASS QOZF, Inc.

Securities offered:	A maximum of 25,000,000 shares of our common stock, par value $0.001 (the “Common Stock”) at an offering price of $2.00 per share (the “Offered Shares”). (See “Plan of Distribution.”)

Number of shares of Common Stock outstanding before the offering	48,716,508 issued and outstanding as of March 11, 2021

Number of shares of Common Stock to be outstanding after the Offering	73,716,508 shares, if the maximum amount of Offered Shares is sold

Price per share:	$2.00

Maximum offering amount:	25,000,000 shares at $2.00 per share, or $50,000,000 (See “ Plan of Distribution.”)

Trading Market:	In the future, we may to submit an application to have our Common Stock traded in the OTC Pink Open Market or a stock exchange; however, there are no assurances that there will ever be a market for our Common Stock.

Use of proceeds:

If we sell all of the Offered Shares, our net proceeds (after our estimated Offering expenses) of $4,592,000 will be $45,408,000. We will use these net proceeds for working capital and other general corporate purposes including but not limited to purchasing the remaining equity interests of Sierra, building specially designed and outfitted hangars for SAMSARG’s government contracts, expansion of SAMSARG footprint to other opportunity zones, build to suit General Aviation Hangars for predetermined clients with particular requirements, proprietary software applications development, pursue logistics and fulfillment center development.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our Common Stock. See “Risk Factors.”

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RISK FACTORS

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The following is only a brief summary of the risks involved in investing in our Company. Investment in our securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Offering Circular. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute “Forward-Looking Statements.”

Risks Relating to Our Financial Condition

There are doubts about our ability to continue as a going concern.

The Company is a development stage enterprise and has limited operating history. Since inception, the Company has no revenues and has accumulated consolidated losses totaling $461,111. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. Our financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company will need additional working capital to continue or to be successful in any future business activities. Therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management plans to seek debt or equity financing, or a combination of both, to raise the necessary working capital.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 1. Operations and Basis of Presentation – Going Concern for further information.

Our management has a limited experience operating a public company and is subject to the risks commonly encountered by early-stage companies.

Although our management has experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

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•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect to realize revenues and those revenues to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger customer base and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the coming years and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our website and improve our operating infrastructure or acquire complementary assets, businesses, and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing, we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management. Our future success will depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

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If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We may not be able to compete successfully with other established companies offering the same or similar products and/or services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $40,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

The price of our Common Stock may be volatile.

If we are able to get a trading market for our Common Stock, the trading price of our Common Stock is likely to be and remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the our business; any major change in our Board of Directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of Common Stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developing companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

Risks Relating to our Common Stock and the Offering

If we are able to develop a market for our Common Stock, our Common Stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

If we are able to develop a market for our Common Stock, it may be thinly traded on the OTC Pink Open Market or a stock exchange, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

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The market price for our Common Stock may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

If we are able to develop a market for our Common Stock, the market for our shares may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares may be sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our Common Stock may be volatile and adversely affected by several factors.

If we are able to develop a market for our Common Stock, the market price could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to market our products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in healthcare policies or practices;

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•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Natural disasters, pandemics, and geo-political events could adversely affect our business.

Natural disasters, including hurricanes, cyclones, typhoons, tropical storms, floods, earthquakes and tsunamis, weather conditions, including winter storms, droughts and tornadoes, whether as a result of climate change or otherwise, pandemics (such as the current COVID-19 pandemic), and geo-political events, including civil unrest or terrorist attacks, that affect us, or other service providers could adversely affect our business.

Our Company and the industries we invest in have been, and most likely, will continue to be negatively affected by the COVID-19 pandemic.

The United States and many parts of the world are currently under mandated or suggested “stay-in-place” orders in an attempt to contain the COVID-19 virus pandemic. Due to these orders and urges of social distancing, many businesses have been forced to temporarily close until the virus is contained. To this end, although the commercial airline industry has been negatively affected, it is unclear of the potential risks to our business or the private sector and government aircraft industries as a result of these orders and closures. It is uncertain what the economic results will be.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our Common Stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as our board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our Articles of Incorporation to issue up to 75,000,000 shares of stock. We have issued and outstanding, as of the date of this Offering Circular, 48,716,508 shares of common stock. Our board of directors may generally issue shares of common stock without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under future stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

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We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If we are able to develop a market for our Common Stock and, if these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our Common Stock will be deemed a “penny stock,” which will make it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Exchange Act, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company may file either a Form 10 or S-1 with the SEC in the future, there can be no guarantee that the Company will be able to file one of these registration statements, which could have an adverse effect on our shareholders.

Securities analysts may elect not to report on our Common Stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our Common Stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our Common Stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our Common Stock.

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future.

We have never declared or paid any cash dividends or distributions on our Common Stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We expect to acquire primarily qualified opportunity zone investments, with a focus on markets with favorable risk-return characteristics. If our investments in these geographic areas experience adverse economic conditions, our investments may lose value and we may experience losses.

We expect to use substantially all of the net proceeds from this Offering to create a diversified portfolio of qualified opportunity zone businesses with a focus on markets where we feel that the risk-return characteristics are favorable. These investments will carry the risks associated with certain markets where we end up acquiring properties. As a result, we may experience losses as a result of being overly concentrated in certain geographic areas. A worsening of economic conditions in U.S. markets and, in particular, the markets where we end up acquiring properties, could have an adverse effect on our business and could impair the value of our Common Stock.

The Offering price may not be the current value of our shares.

Our Board of Directors used its business judgment in setting a value of $2.00 per share in consideration for the stock issued in the Offering. The sales price per share bears no relationship to the book value or any other measure of the Company’s current value or worth.

Risks Relating to Our Company and Industry

The following risks relate to our proposed business and the effects upon us assuming we obtain financing in a sufficient amount.

Our business plan is speculative.

Our planned businesses are speculative and subject to numerous risks and uncertainties. The burden of government regulation on the private sector and government aircraft industries is uncertain and difficult to quantify. There is no assurance that we will ever earn revenue or a profit.

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There is no assurance that any of our research and development activities will result in any proprietary technology or commercial products.

As discussed, we offer products and services for the aviation, transportation and logistics industries. Competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. We may not be able to protect our proprietary rights, if any, from infringement or theft by third parties. Government regulation may suppress or prevent marketing and sales of those products, even if they can be commercialized. We may have inadequate capital to successfully execute this aspect of our business plan.

We may not be able to successfully compete against companies with substantially greater resources.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

We cannot assure that we will earn a profit or that our products will be accepted by consumers.

Our business is speculative and dependent upon acceptance of our products and services by consumers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products and services. We cannot assure that we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

Unfavorable publicity or consumer perception of our services or any similar services offered by other companies could have a material adverse effect on our business and financial condition.

We believe our sales will be highly dependent on consumer perception of the safety, quality and efficacy of our services as well as similar services offered by other companies. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention, and other publicity including publicity regarding the legality, safety or quality of particular products and services. From time to time, there may be unfavorable publicity, scientific research or findings, litigation, regulatory proceedings and other media attention regarding our industry or industries. There can be no assurance that future publicity, scientific research or findings, litigation, regulatory proceedings, or media attention will be favorable to our products or services, or consistent with earlier publicity, scientific research or findings, litigation, regulatory proceedings or media attention. Adverse publicity, scientific research or findings, litigation, regulatory proceedings or media attention, whether or not accurate, could have a material adverse effect on our business and financial condition. In addition, adverse publicity, reports or other media attention regarding the safety, quality, or efficacy of our services could have a material adverse effect on our business and financial condition.

Our business is dependent upon suppliers.

We are entering into service agreements with manufacturers. Nevertheless, we remain dependent upon a limited number of customers for our services. Although we do not anticipate difficulty in obtaining adequate inventory at competitive prices, we can offer no assurance that such difficulties will not arise. The extent to which supply disruption will affect us remains uncertain. Our inability to obtain sufficient quantities of raw materials at competitive prices would have a material adverse effect on our business, financial condition and results of operations.

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We have no control over the manufacturing and quality of the products we sell.

We do not manufacture any of the products that we currently offer. Consequently, we have no control over manufacturing practices at the suppliers from whom we procure the products we offer. We put forth considerable efforts to ensure that the products we offer are safe and comply with all applicable regulations. In spite of these efforts, there is a risk that we could inadvertently resell products which fail to comply with applicable regulations or have other quality defects. If this were to occur, we could be forced to conduct a product recall, defend regulatory or civil claims, or take other actions, any of which could have a material adverse effect upon our business.

We face an inherent risk of exposure to product liability claims in the event that the products we manufacture or sell allegedly cause personal injury.

We face an inherent risk of exposure to product liability claims in the event that the products we manufacture and/or sell allegedly cause personal injury. Although we have not experienced any significant losses due to product liability claims, we may experience such losses in the future. A successful claim brought against us in excess of available insurance coverage, or any claim that results in significant adverse publicity, could have a material adverse effect upon our business.

There is no assurances that we will be able to bring our software products to market.

The software being developed by Sierra is still under alpha testing phase. We currently await confirmation from a government testing facility. In the event Sierra is unable to obtain the required certifications for its software products, its financial performance will be significantly impacted

We currently do not own any intellectual property which means our software offerings do not have intellectual property protection.

The success of our software business is dependent on the intellectual property rights we can obtain for our software offerings. We currently do not own any patents and, if we are not able to obtain the required patents for its software, we may lose our technology to our competitors

Currently, we do not own a majority of Sierra.

RAGSS currently 45% of Sierra and plans to use part of the Offering proceeds to acquire the remaining stake in Sierra. If we are unable to acquire this remaining stake in Sierra due to any reason, it will impact our financial results.

Any delay in construction of our hangar would have a material adverse impact on our business.

The hangar at Silver Springs Airport for operations of SAMSARG is currently under construction. Any delay in the completion of the construction or increase in construction costs can significantly impact our operations and financial performance.

We will be dependent upon the hiring of FAA certified mechanics to run our hangar operations. If we are unable to hire competent FAA certified mechanics, our business may fail.

Upon the completion of the construction of our hangar at the Silver Springs Airport, we will need to hire FAA certified mechanics to run operations. If due to any reason we are unable to hire FAA certified mechanics, our business may fail.

We may be unable to obtain the proper certifications.

We plan to utilize the repair station certificate of Johnson Avionics, dba of Rodney Johnson (sole proprietor). However, some formalities might need to be completed before we can use the certificate. Any delay in start of operations due to delay in the completion of the formalities required to utilize the FAA certificate will negatively impact our business.

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We may be unable to obtain approval for U.S. military contracts.

We will require an approval from the DCMA before being able to work on military projects. We estimate the approval will take approximately 30 days. If there is a delay in getting the approval or if we are not able to get DCMA approval due to any reason, it will have a negative impact on our business.

We may be subjected to personal injury claims.

The MRO services are critical for ensuring the air worthiness of aircrafts. Therefore, we run the risk of legal claims in case there is a personal injury due to our services. Such claims can lead to negative publicity and financial fines that can impact the performance of our business.

In the event of an adverse change in the regulations governing the aviation industry, our business could be negatively impacted.

The aviation industry is highly regulated. Change in regulations in the future could restrict our ability to conduct business or require us to modify our investment objectives. Evolving regulation scrutiny might result in additional costs necessitated to comply with any revisions in the provisions or interpretation of rules.

We are dependent upon other service providers in the MRO industry.

The global in-service fleet has reduced due to the COVID-19 pandemic. This is expected to have a significant impact on aircraft aftermarket, which includes MRO industry. The MRO industry players are facing pricing pressures and efficiency challenges. We will be negatively impacted by the downfall of MRO industry and given our startup phase may struggle to compete with established players.

We are reliant on manufacturers and any disruption in the pricing of raw materials or the supply chain could negatively impact our business.

We do not manufacture any product that we currently sell. Our inability to maintain the quality of products used or to procure raw material at competitive prices may affect our business. Additionally, any disruption in the supply chain can hamper inventory levels and our operations.

Risks Related to the Uncertainty of and Compliance with the Qualified Opportunity Fund Rules

General

We were formed for the purpose of benefiting from the qualified opportunity fund program, and we presently intend to conduct our operations so that we are treated as a qualified opportunity fund program within the meaning of Subchapter Z of the Code (“Subchapter Z”). However, no assurances can be provided that we will qualify as a qualified opportunity fund program or that, even if we do qualify, the tax benefits will be available to any particular investor.

There are numerous aspects of Subchapter Z and the Tax Cuts and Jobs Act (the “TCJA”) that are subject to interpretation and that will require clarification by the U.S. Department of the Treasury (the “Treasury”). While the regulations regarding qualified opportunity zones (the “Proposed Regulations”) were released on October 19, 2018, such regulations do not address many important issues and numerous issues remain with respect to the topics addressed by such regulations. Although the government has announced it will release additional guidance, it is unclear when any additional guidance will be released, or in what manner the Treasury will resolve the many areas of uncertainty in the qualified opportunity fund program. Technical corrections legislation also may be needed from Congress to clarify certain provisions of the TCJA and to give proper effect to congressional intent. No assurance can be provided that additional legislation will be enacted, and even if enacted, additional legislation may not clearly address all items that require or would benefit from clarification.

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We may change our acquisition program, our strategies, and the investments or types of investments we may make at any time and from time to time in order to comply with any additional legislation or administrative guidance from Congress or the Treasury. Changes may cause us to incur significant costs and/or avoid (or execute on) transactions we otherwise would not have, which could have a material adverse effect on our performance. However, we may determine not to, or may be unable to, comply with the additional legislation or administrative guidance in a manner that will allow investors to derive any or all of the tax benefits associated with the qualified opportunity fund program. Although we currently expect to manage our acquisition program in order to qualify as a qualified opportunity fund, no assurance can be provided in this regard. Further, even if we qualify as a qualified opportunity fund, we may determine to manage our acquisition program in a manner that prevents any or all of our investors from continuing to receive any or all of the tax benefits of the qualified opportunity fund program.

In the event that under additional legislation or administrative guidance, we will be unable to qualify as a qualified opportunity fund or provide investors with the anticipated tax benefits due to our current or anticipated structure, strategies and/or practices (or otherwise), our Board of Directors, generally, will have a duty to consider whether any changes to the Company or our investment program may be made in order for us to qualify as a qualified opportunity fund, but will have no obligation to make any such change.

In addition, in the event that additional legislation is not enacted or administrative guidance is not provided in respect of a particular matter relating to Subchapter Z, we may take certain actions based on our assumptions regarding the interpretation of certain provisions in Subchapter Z and the IRS may assert positions contrary to these assumptions, which could have an adverse impact on the Company, our status as a qualified opportunity fund, and the tax benefits otherwise afforded to our investors under Subchapter Z.

AS A RESULT OF THE FOREGOING, THERE CAN BE NO GUARANTEE THAT INVESTORS WILL BE ABLE TO TAKE ADVANTAGE OF ANY OF THE POTENTIAL TAX BENEFITS DESCRIBED HEREIN.

Complying with Qualified Opportunity Fund Regulations Could Have a Material Adverse Effect on Our Performance

Complying with Subchapter Z and any legislation or administrative guidance issued in connection with Subchapter Z could have a material adverse effect on our performance and/or some or all of our shareholders. For example, in order for shareholders to be able to take advantage of certain of the tax benefits afforded to them under Subchapter Z, we may hold an asset for a longer period of time than optimal absent legislation. The permitted acquisitions that a qualified opportunity fund may make under Subchapter Z are highly limited, which may result in us being unable to source attractive opportunities, our portfolio being highly concentrated and/or us not taking advantage of opportunities we may find attractive, but that do not comply with the permitted acquisitions under the legislation.

In addition, a qualified opportunity fund, as defined in Section 1400Z-2(d) of the Code, is any investment vehicle that (i) is organized as either a corporation or a partnership for the purpose of investing in “qualified opportunity zone property” (within the meaning of Section 1400Z2(d)(2) of the Code) (“QOZP”) and (ii) holds at least 90% of its assets in QOZP (the “90% Test”). The 90% Test is applied by measuring the average of the percentage of QOZP held by the qualified opportunity fund (i) on the last day of the first six-month period of each taxable year of the qualified opportunity fund and (ii) on the last day of each taxable year of the qualified opportunity fund. For purposes of the 90% Test, the Proposed Regulations do not treat cash held directly by a qualified opportunity fund as QOZP. QOZP includes certain interests in “qualified opportunity zone businesses” (or “QOZBs”) and the Proposed Regulations establish, in the context of defining a “qualified opportunity zone business,” a 31-month working capital safe harbor for businesses that acquire, construct, or rehabilitate tangible business property in a qualified opportunity zone. The safe harbor allows a qualified opportunity fund, in determining whether a business in which the qualified opportunity fund has invested is a QOZB, to treat the business’s cash, cash equivalents, and debt instruments with a term of 18 months or less as working capital that does not disqualify the business from being a QOZB provided that certain requirements have been satisfied, including: (i) the business has a written plan that identifies the working capital as property held for the acquisition, construction, or substantial improvement of tangible property in the opportunity zone, (ii) the business has a written schedule showing that the working capital will be used within 31 months, and (iii) the business substantially complies with the schedule.

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As a result of the above, we may, directly or indirectly, be unable to fulfill ongoing expenses related to our operations and investments, including property development or improvement costs, which could have a material adverse effect on us and our portfolio. Further, because we may be unable to directly hold the cash necessary to fund development costs or other ongoing expenses associated with investments, and may be unable to indirectly hold such cash for longer than 31 months, we may be limited in the types of investments in which we can participate. In the event that we are unable to deploy the necessary capital to meet these obligations, the value of our investments may be significantly diminished. In addition, under these circumstances, we will be incentivized to invest our cash in investment vehicles on an expedited basis in order to meet the 90-Percent Test, which may limit the our ability to perform thorough due diligence on any potential acquisitions, result in making acquisitions that we would not otherwise have made absent this restriction, or result in our portfolio being highly concentrated.

Failure to Continue to Qualify as a Qualified Opportunity Fund

Although we have qualified as a qualified opportunity fund, no assurance can be provided we will continue to do so. In addition, notwithstanding the fact that we have been organized for the purpose of investing in QOZP, we may determine at any time to engage in a transaction or practice that ultimately causes us to fail to qualify as a qualified opportunity fund (either at the time of the investment or at a later time), results in the imposition of federal income tax penalties for failure to comply with the 90-Percent Test, and/or results in some or all of our shareholders being unable to receive all or a portion of the tax benefits associated with investing in a qualified opportunity fund. For example, we may determine, in our discretion, to sell an asset even if the sale may cause some or all of our shareholders to recognize U.S. federal income tax and/or fail to receive some or all of the benefits of Subchapter Z. In addition, our Board of Directors may determine, at any time, to cease managing the Company in a manner designed to qualify us as a qualified opportunity fund and/or provide our investors with the tax benefits associated with qualified opportunity funds set forth in Subchapter Z. Our Board of Directors has duties to the Company and could only cause changes in the management of the Company if it determines in good faith that the changes are in the best interest of the Company. There can be no guarantee that we will continue to qualify as a qualified opportunity fund, that any of our shareholders will be a qualified shareholder, or that, if treated as a qualified shareholder, it will be able to realize, through an investment in the Company, any of the potential tax benefits described in this Offering Circular.

Evolving regulation of qualified opportunity zones may adversely affect us and our investors.

The qualified opportunity zone provisions of the Code were adopted as part of the 2017 Tax Cuts and Jobs Act which was enacted on December 22, 2017. As a result of its recent enactment, the related Treasury regulations continue to evolve. As a result, we can provide no assurance that the regulations relating to investments in qualified opportunity funds, such as the Company, will remain the same in the future. In addition, subsequent regulations could restrict our operations or require us to modify our investment objectives in a manner that would harm our business. Moreover, because this statute and the related regulations are relatively untested, they will likely be subject to varying interpretations and their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated to comply with any revisions in the provisions or interpretation of the rules. If we fail to address and comply with these regulations and any subsequent changes, our results of operations may be adversely affected.

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Risks Relating to the Internet

We are dependent on our telephone, Internet and management information systems for the sales and distribution of our services.

Our success depends, in part, on our ability to provide prompt, accurate and complete service to our customers on a competitive basis and our ability to purchase and promote products, manage sales and marketing activities and maintain efficient operations through our telephone and proprietary management information system. A significant disruption in its telephone, Internet or management information systems could harm our relations with our customers and the ability to manage our operations. We can offer no assurance that our back-up systems will be sufficient to prevent an interruption in our operations in the event of disruption in our management information systems, and an extended disruption in the management information systems could adversely affect our business, financial condition and results of operations.

Online security breaches could harm our business.

The secure transmission of confidential information over the Internet is essential to maintain consumer confidence. Substantial or ongoing security breaches of our system or other Internet-based systems could significantly harm our business. Any penetration of our network security or other misappropriation of our users’ personal information could subject us to liability. We may be liable for claims based on unauthorized purchases with credit card information, fraud, or misuse of personal information, such as for unauthorized marketing purposes. These claims could result in litigation and financial liability. We rely on licensed encryption and authentication technology to effect secure transmission of confidential information, including credit card numbers. It is possible that advances in computer capabilities, new discoveries or other developments could result in a compromise or breach of the technology we use to protect customer transaction data. We may incur substantial expense to protect against and remedy security breaches and their consequences. A party able to circumvent online security systems could steal proprietary information or cause interruptions in our operations. Our insurance policies’ limits may not be adequate to reimburse us for losses caused by security breaches. We cannot guarantee that our security measures will prevent security breaches. Any breach resulting in misappropriation of confidential information would have a material adverse effect on our business, financial condition and results of operations.

Government regulation and legal uncertainties relating to the Internet and online commerce could negatively impact our business operations.

Online commerce is rapidly changing, and federal and state regulation relating to the Internet and online commerce is evolving. The U.S. Congress has enacted Internet laws regarding online privacy, copyrights and taxation. Due to the increasing popularity of the Internet, it is possible that additional laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, taxation, content, copyrights, distribution, antitrust and quality of products and services. The adoption or modification of laws or regulations applicable to the Internet could harm our business operations.

Changing technology could adversely affect our online operations.

The Internet, online commerce and online advertising markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions and changing customer preferences. Our future success will depend on our ability to adapt to rapidly changing technologies and address its customers’ changing preferences. However, we may experience difficulties that delay or prevent us from being able to do so.

Statements Regarding Forward-looking Statements

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This Offering Circular contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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USE OF PROCEEDS

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If we sell all of the shares being offered, our net proceeds (after our estimated Offering expenses of $4,592,000) will be $45,408,000. We will use these net proceeds to purchase the remaining equity interests in Sierra which will then be used by SAMSARG and Sierra for the following. The purchase of the remaining equity interests of Sierra will be $550 and, thus, immaterial.

If 25% of the Offered Shares are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				First SAMSARG Hangar - $8,097,960 Initial application development, testing and certifications for Sierra - $950,000
				Working capital - $2,235,040
25%	$12,500,000	$1,217,000	$11,283,000	$11,283,000

If 50% of the Offered Shares are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds

First SAMSARG Hangar - $8,097,960

First General Aviation Hangar - $3,250,000

Initial software application development, testing

and certifications for Sierra - $950,000

Second General Aviation Hangar - $3,798,250

Third General Aviation Hangar - $3,798,250

				Working capital - $2,763,540
50%	$25,000,000	$2,342,000	$22,658,000	$22,658,000

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If 75% of the Offered Shares are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds

First SAMSARG Hangar - $8,097,960

First General Aviation Hangar - $3,250,000

Initial software application development, testing and certifications for Sierra - $950,000

Second General Aviation Hangar - $3,798,250

Third General Aviation Hangar - $3,798,250

Second SAMSARG Hangar - $8,599,400

Site acquisition - $3,425,000

				Working capital - $2,114,140
75%	$37,500,000	$3,467,000	$34,033,000	$34,033,000

If 100% of the Offered Shares are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds

First SAMSARG Hangar - $8,097,960

First General Aviation Hangar - $3,250,000

Initial software application development, testing and certifications for

Sierra- $950,000

Second General Aviation Hangar - $3,798,250

Third General Aviation Hangar - $3,798,250

Second SAMSARG Hangar - $8,599,400

Third SAMSARG Hangar - $8,599,400

Site acquisition -$6,900,000

				Working capital - $1,414,740
100%	$50,000,000	$4,592,000	$45,408,000	$45,408,000

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It is our intent to use proceeds from this Offering to (i) purchase additional equity interests of SAMSARG and Sierra up to all of the equity interests of each entity and (ii) loan funds to each entity in order to accomplish operations objectives.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the Offered Shares for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the Offered Shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all of the Offered Shares, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

None of the proceeds will be used to compensate or otherwise make payments to officers or directors of the Company or any of its subsidiaries.

DILUTION

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If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net book value per share of our Common Stock after this Offering.

Our historical net book value as of June 30, 2020 was $2,341,132 or $0.49 per then-outstanding share of our Common Stock. Historical net book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of 100%, 75%, 50% and 25%, respectively, of the Offered Shares in this Offering (after deducting estimated Offering expenses of $4,592,000):

Percentage of Offered Shares that are sold	100%	75%	50%	25%
Price to the public charged for each share in this Offering	$2.00	$2.00	$2.00	$2.00
Historical net tangible book value per share as of June 30, 2020 (1)	$0.05	$0.05	$0.05	$0.05
Increase in net tangible book value per share attributable to new investors in this Offering (2)	$0.60	$0.50	$0.36	$0.20
Net tangible book value per share, after this Offering	$0.65	$0.55	$0.41	$0.25
Dilution per share to new investors	$1.35	$1.46	$1.59	$1.75

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(1) Based on net tangible book value as of June 30, 2020 of $2,341,132 or $0.49 per then-outstanding share of our Common Stock.

(2) After deducting estimated Offering expenses of $4,592,000.

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PLAN OF DISTRIBUTION

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Placement Agent Agreement

We have entered into a placement agent agreement with C2M Securities, LLC (the “Placement Agent”), a broker registered with the Financial Industry Regulatory Authority ("FINRA"), to obtain its services as the exclusive placement agent for our Offering.

Offering Expenses

We are responsible for all fees and expenses incurred in relation to our Offering, including: (i) fees for legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of our Offering documents; (iii) all filing fees, including those charged by the SEC and FINRA; and (iv) costs of making our Offering available online.

Placement Agent Compensation

We have agreed to pay the Placement Agent a commission equal to one percent (1%) of the total amount invested by investors in the Offering. We also have agreed to pay the Placement Agent and/or other broker-dealers who introduce purchasers of shares of Common Stock a commission equal to eight percent (8%) of the total number of shares sold through them in the Offering (priced at $2.00/share).

The maximum amount payable to the Placement Agent would thus be nine percent (9%); however, we are assuming that not all Common Stock will be sold through broker-dealers and have estimated total commission and offering expenses of 4.5%. It is anticipated that solicitation activity on our behalf will be conducted by registered representatives, and a portion of the sales commission received by C2M Securities will be paid to those registered representatives. We have agreed to reimburse the Placement Agent in the amount of $5,000 for fees payable to counsel to the Placement Agent in connection with the Offering. We also have agreed to reimburse the Company for travel and related expenses incurred in connection with its due diligence investigation of the Company and expenses incurred for roadshow and other events relating to presentations to investors to solicit interest in the Offering, which expenses in the aggregate shall not exceed $10,000.

We also have agreed to pay the Placement Agent $10,500 as a non-accountable expense allowance. In addition, we have paid Capital2Market LLC (“Capital2Market”), an affiliate of the Placement Agent, $5,000 for licensing and service of technology to support the Offering, and Capital2Market Consulting, another affiliate of the Placement Agent, $7,000 as an advance against expenses incurred in connection with the Placement Agent’s due diligence investigation of the Company, which fees are refundable to the Company to the extent not incurred.

Indemnification

We have agreed to indemnify the Placement Agent, participating broker-dealers and their respective affiliates against liabilities relating to this Offering that arise under federal and state securities laws, including the Securities Act.

Our Relationship with the Placement Agent

In the ordinary course of its various business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Procedures for Subscribing

We will use our website, wwwqozfusa.com, to provide notification of this Offering. Prospective investors who would like information about purchasing will be further directed to a webpage describing this Offering, which will be hosted by Capital2Market LLC (“Capital2Market”).

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This Offering Circular will be furnished to prospective investors via download 24 hours per day, seven days per week on our website and Capital2Market’s webpage relating to this Offering.

In order to subscribe to purchase shares of our Common Stock, a prospective investor must complete a subscription agreement and send payment by check, wire transfer, or ACH. The subscription agreement requires investors to answer certain questions to determine compliance with the investment limitation set forth in the securities laws, reaffirms that the securities will not be listed on a registered national securities exchange upon qualification, and that the aggregate purchase price to be paid by the investor for the securities cannot exceed ten percent (10%) of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues, or net assets for the investor’s most recently completed fiscal year are used instead. The investment limitation does not apply to accredited investors, as that term is defined in Rule 501 under the Securities Act of 1933, as amended. See “-Limitations on Your Investment Amount” below for additional information.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason.

We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Escrow of Funds

We have entered into an escrow agreement with Atlantic Capital Bank, National Association (“Atlantic Bank”) pursuant to which Atlantic Bank will act as the escrow agent (the “Escrow Agent”) in connection with this Offering.

All monies collected from prospective purchasers of our Shares will be held in a separate non-interest bearing escrow account at the Escrow Agent (the “Escrow Account”) for the benefit of the investors in accordance with Rules 10b-9 and 15c2-4 promulgated under the Exchange Act. Capital2Market will instruct purchasers to transfer funds either directly to the Escrow Agent by wire transfer or by check payable to “GRASS QOZF, Atlantic Bank, as Escrow Agent.”

Substantially simultaneously with each deposit to the Escrow Account, the Placement Agent will provide the Escrow Agent with the subscription information for applicable prospective purchasers. The Escrow Agent will not be required to accept for credit into the Escrow Account or for deposit into the Escrow Account subscription funds that are not accompanied by the appropriate subscription information. Wire transfers representing payments by prospective purchasers will not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the subscription information required with respect to such payments.

We have agreed to pay fees to the Escrow Agent pursuant to an escrow agreement and fees to Capital2Market pursuant to a licensing agreement which includes a one-time licensing fee of $5,000 and an initial customer service fee of $2,500.

Pricing of the Offering

Prior to the Offering, there has been a no public market for the Offered Shares. The initial public Offering price was determined by our Board of Directors. The principal factors considered in determining the initial public Offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

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•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to “accredited investors” and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the Company;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an Accredited Investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the maximum Offering amount is reached or, if it is not reached, on the Termination Date.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

General

We, through our wholly-owned subsidiary, RAGSS, will concentrate our early operations on the identification, acquisition and development or redevelopment of properties located within “qualified opportunity zones.” At least 90% of our assets will initially consist of qualified opportunity zone property, which will enable us to be classified as a “qualified opportunity fund.” Because we will be a qualified opportunity fund, certain investors in the Company will be eligible for favorable capital gains tax treatment on their investments.

RAGSS owns 100% of SAMSARG, which intends to offer FAA certified aircraft maintenance, repair and overhaul capabilities to the private sector and government aircraft industries through a hanger which has commenced construction at the Silver Springs Regional Airport in Nevada. Initial investments in the Company are expected to consist of purchasing the remaining equity interests of SAMSARG and Sierra, financing the construction of the hanger through SAMSARG and providing economic development to properties located in “qualified opportunity zones” in Northern Nevada, primarily, Silver Springs, Reno, and Fernley. The primary business of RAGSS is in alignment with SAMSARG and Sierra, in addition, expansion capability to invest in additional qualified businesses. RAGSS is currently focused on investing in qualified businesses such as SAMSARG, Sierra, General Aviation Hangars, Software Development and Sales, and other potential qualified businesses that RAGSS may wish to pursue. It is our intent for RAGSS derive revenue from SAMSARG on a consolidated basis as its wholly-owned subsidiary.

RAGSS also owns 45% of Sierra, which is engaged in development of proprietary software applications that facilitate secure handling of electronic digital data and files for required contract reporting stipulations, inventory source tracking, logistics, logging, etc. Sierra is developing software to meet government contract requirements to track and verify chain of custody from “creation/initiation to installation” of each unit utilized/installed under the contract. It is our intent for RAGSS to own 100% of Sierra and RAGSS will derive revenue from Sierra on a consolidated basis as its wholly-owned subsidiary.

Our management will manage our day-to-day operations and RAGSS management will manage our portfolio of investments. RAGSS management also has the authority to make all of the decisions regarding its investments, subject to the direction and oversight of our management. SAMSARG management will manage SAMSARG subject to oversight of RAGSS management. Sierra management will manage Sierra subject to oversight of RAGSS management.

We intend to concentrate our early operations on the identification, acquisition and development or redevelopment of properties located within “qualified opportunity zones.” At least 90% of our assets will initially consist of qualified opportunity zone properties, which will enable us to be classified as a “qualified opportunity fund.” Because we will be a qualified opportunity fund, certain investors in our company will be eligible for favorable capital gains tax treatment on their investments. We cannot assure you that we will attain our investment objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, RAGSS management will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. We may, at any time and without stockholder approval, cease to be a qualified opportunity fund and acquire assets that do not qualify as qualified opportunity zone investments.

Competition

Our net income depends, in large part, on our ability to source, acquire and manage investments with attractive risk-adjusted yields. We compete with many other entities engaged in aviation, many of which have greater financial resources and lower costs of capital available to them than we have. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

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Results of Operations for the Year Ended June 30, 2020

We were formed on July 24, 2019 and, as of the date of this Offering Circular, we have not commenced operations. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting aviation that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of our proposed investments.

For the year ended June 30, 2020, we earned no revenues and incurred operating expenses of $475,889. We incurred professional fees of $104,773 and payroll expenses of $249,981. As a result, we incurred a loss from operations of $475,889 for the year ended June 30, 2020.

During the year ended June 30, 2020, we had a loss before income tax benefit and non-controlling interest of $919,734.

Liquidity and Capital Resources

At June 30, 2020, we had a cash balance of $609,860, Our working capital at June 30, 2020 was $607,298

For the year ended June 30, 2020, we incurred a net loss of $829,619. Net cash used in operating activities was $352,580 for the year ended June 30, 2020.

We are dependent upon the net proceeds from this Offering to conduct our proposed operations. We will obtain the capital required to purchase new investments and conduct our operations from the proceeds of this Offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any funds from our operations. If we are unable to raise the maximum amount of gross Offering proceeds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered entity, regardless of whether we are able to raise substantial funds in this Offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make additional investments.

We currently have no outstanding debt and have not received a commitment from any lender to provide us with financing. For information regarding the anticipated use of proceeds from this offering, see “Use of Proceeds.”

Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered entity, regardless of whether we are able to raise substantial funds in this Offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make additional investments.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our management. During our organization and offering stage, these payments will include payments for reimbursement of certain organization and offering expenses. During our acquisition and development stage, we may enter into agreements with our management pursuant to which we may make payments to our management in connection with the management of the Company and costs incurred by our management and its affiliates in providing services to us. In addition, we will be required to pay certain fees and expenses to third-party administrative and processing agents for administrative and processing services in connection with this Offering.

On December 26, 2019, RAGSS entered into a Revolving Line of Credit Note with Sierra pursuant to which RAGSS agreed to lend to Sierra a principal amount of up to $350,000 at 0.75% simple interest payable monthly on any unpaid principal. Maturity dates on any advances are 36 months from each advance. Advances under the note are secured by any contracts Sierra negotiates using advances from the note.

Market Outlook — Aircraft MRO Industry

The private sector and government aircraft maintenance, repair, overhaul (“MRO”) industry is the backbone providing aircraft inspection and repair capability for general aviation. Companies in this industry provide support services to air transportation companies, such as aircraft inspection, maintenance, repair, and parts overhaul. The personnel performing said services must be certified by the FAA. In addition, the completed work must comply with FAA approval standards to maintain the pre-determined conditions for airworthiness which are required to ensure that passengers and cargo can be safely transported.

The industry is competitive and growing due to the increased global demand for air transportation and the number of new aircraft deliveries versus the number of aging aircraft. An estimated 10-year global growth rate of aircraft in use is 40% spanning the timeframe from 2015-2025. The associated MRO market is also expected to grow 5% from $64.3B to $96B per annum by the year 2025.

Over the short term, we remain cautiously optimistic about the opportunity to acquire investments offering attractive risk-adjusted returns in our targeted investment markets. However, we recognize disruptions in financial markets can occur at any time. By targeting qualified opportunity zone investments, we believe we will remain well positioned, as compared to our competitors, in the event current market dynamics deteriorate.

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Market Outlook — Software Development and Sales Industry

The manufacturing industry is struggling to become efficient using the present-day computerized tools to handle the massive amounts of data inherent with modern technology. Sierra can accelerate a company along the path in this quest through the implementation of their software products for manufacturing data processing and management.

Contractual Obligations and Other Long-Term Liabilities

As of June 30, 2020, we did not have any contractual obligations or other long-term liabilities.

Off-Balance Sheet Arrangements

As of June 30, 2020, we did not have any off-balance sheet arrangements.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because we believe that understanding these policies is critical to understanding and evaluating our reported financial results. Additionally, these policies may involve significant management judgments and assumptions, or require estimates about matters that are inherently uncertain.

These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Valuation of Financial Instruments

Proper valuation of financial instruments is a critical component of our financial statement preparation. ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between marketplace participants at the measurement date (i.e., the exit price).

We will categorize our financial instruments, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities recorded on the consolidated balance sheets will be categorized based on the inputs to the valuation techniques as follows:

•	Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market (examples include active exchange-traded equity securities, listed derivatives, most U.S. Government and agency securities, and certain other sovereign government obligations).

•	Financial assets and liabilities whose values are based on the following:

o	quoted prices for similar assets or liabilities in active markets (for example, restricted stock);

o	quoted prices for identical or similar assets or liabilities in non-active markets (examples include corporate and municipal bonds, which trade infrequently);

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o	pricing models whose inputs are observable for substantially the full term of the asset or liability (examples include most over-the-counter derivatives, including interest rate and currency swaps); and

o	pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability (for example, certain mortgage loans).

Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability (examples include private equity investments, commercial mortgage backed securities, and long-dated or complex derivatives including certain foreign exchange options and long dated options on gas and power).

The fair values of our financial instruments will be based on observable market prices when available. Such prices will be based on the last sales price on the date of determination, or, if no sales occurred on such day, at the “bid” price at the close of business on such day and if sold short at the “ask” price at the close of business on such day. Interest rate swap contracts will be valued based on market rates or prices obtained from recognized financial data service providers. Generally, these prices will be provided by a recognized financial data service provider.

Fair Value Option

ASC 825 “Fair Value Option for Financial Assets and Financial Liabilities” (“ASC 825”) provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. Changes in fair value for assets and liabilities for which the election is made will be recognized in earnings as they occur. ASC 825 permits the fair value option election on an instrument by instrument basis at initial recognition. We will determine the fair value of financial assets and financial liabilities for which the ASC 825 election is made pursuant to the guidance in ASC 820.

BUSINESS

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The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under "Special Note Regarding Forward-Looking Statements." Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Offering Circular, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading “Risk Factors” or elsewhere in this Offering Circular.

History

We were organized under the laws of the State of Nevada on July 24, 2019.

On September 16, 2019, RAGSS became our wholly-owned subsidiary.

On October 18, 2019, RAGSS purchased 4,500 shares of Sierra which constitutes 45% of the ownership interest of Sierra.

Through a series of transactions, RAGSS now owns 100% of the equity interests of SAMSARG.

It is our intent to use proceeds from this Offering to (i) purchase the remaining equity interests of Sierra and (ii) loan funds to each entity in order to accomplish operations objectives (See “Use of Proceeds”).

Our fiscal year-end is June 30th.

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Our Business

We, through our wholly-owned subsidiary, RAGSS, will concentrate our early operations on the identification, acquisition and development or redevelopment of properties located within “qualified opportunity zones.” RAGSS owns 45% of the ownership interest of Sierra, a company specializing in software development and sales, and 100% of SAMSARG, a company which plans to offer FAA certified aircraft MRO capabilities to the aviation community.

SAMSARG, Inc.

SAMSARG is a new venture in the Northern Nevada region. Founded by three individuals with decades of experience in the aerospace/aviation industry, SAMSARG plans to offer FAA certified aircraft MRO capabilities to the aviation community. This capability is an essential necessity to ensure that aircraft are maintained in pre-determined conditions of airworthiness to safely transport passengers and cargo. Having the ability to provide MRO capability also gives SAMSARG a foundation to gain expected long term military aviation modification contracts from the U.S. Department of Defense (“DoD”).

There is an increasing need for the U.S. military to extend the service life for existing fleet aircraft as the cost of new aircraft has skyrocketed. Additionally, a future demand for maintaining and servicing executive and commercial aircraft supporting the Tahoe-Reno Industrial Center is anticipated. SAMSARG could fill both of these needs. The problem is that while the demand for MRO capability is increasing, especially on the U.S. military front, we believe the pool of contractors providing MRO capabilities is actually shrinking. Our management believes that traditional competitors have operation and quality plans that have not evolved with current regulatory requirements. Consequently, they are experiencing large fines and rework costs for noncompliant work in the MRO sector. Accordingly, we believe that some of those companies are migrating away from the MRO contract business. Plus, we believe the U.S. government is looking for new blood to accept the challenge and comply with the current and simultaneously increasing requirements. Our belief is based on our management being intimately involved in this space and know or have had dealings with a large number of providers in the MRO contract business. This involvement and knowledge of all the inner workings of the MRO contracting business was a primary catalyst for founding SAMSARG and collaterally to deploy the SSS software to give SAMSARG an advantage over all competitors. We are expecting to set a new industry standard for compliance with the current governmental regulatory requirements

We believe the solution is that SAMSARG embraces evolutionary, efficient, compliant and modern operations to ensure the job is done correctly the first time, on time, and within budget both now and in the future. We believe SAMSARG is truly, the answer for both the Military and the future Commercial/Executive Customers. SAMSARG expects to spend approximately $7,750,000 to build a hangar and start operations at Silver Springs Airport in Nevada. Ground has been broken and footings poured for the hangar.

SAMSARG’s management team consists of the following:

•	Greg Johnson, Founder & Professional Engineer – 40+ years of experience working in the U.S. military & defense aerospace industry

•	Arthur Griswold, Repair Station Manager – 30+ years working with the Federal Aviation Authority, aviation and defense aerospace industries

•	Rodney Johnson, Repair Station Owner/Accountable Manager, FAA certified Airframe and Power-plant mechanic with Inspection Authorization – 30+ years in the aviation industry

Sierra Software Systems, Inc.

Sierra leadership has long-term and broad-spectrum experience in the manufacturing industry. The management team consists of:

•	Sandra Johnson – President
Ms. Johnson is a degreed Industrial Engineer with manufacturing experience at companies like and including General Motors, FedEx and Stele.

•	Arthur Griswold – Vice President of Quality
Mr. Griswold is a degreed Quality Engineer with experience at companies like and including RdF Corporation, BAE Systems and Pro-Star Aviation.

•	Rodney Johnson – Vice President of Operations
Mr. Johnson is FAA licensed and has experience in aircraft manufacturing and maintenance at companies like and including Cape Smythe Air Service, Conoco and Johnson Avionics.

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•	Greg Johnson – Vice President of Engineering Research & Development
Mr. Johnson is a licensed professional Engineer with experience at companies like and including Rockwell International, Litton Applied Technology and BAE Systems

The Private Sector and Government Aircraft MRO Industry

The private sector and government aircraft MRO industry is the backbone providing aircraft inspection and repair capability for general aviation. Companies in this industry provide support services to air transportation companies, such as aircraft inspection, maintenance, repair, and parts overhaul. The personnel performing said services must be certified by the FAA. In addition, the completed work must comply with FAA approval standards to maintain the pre-determined conditions for airworthiness which are required to ensure that passengers and cargo can be safely transported.

The industry is competitive and growing due to the increased global demand for air transportation and the number of new aircraft deliveries versus the number of aging aircraft. An estimated 10-year global growth rate of aircraft in use is 40% spanning the timeframe from 2015-2025. The associated MRO market is also expected to grow 5% from $64.3B to $96B per annum by the year 2025.

The Software Development and Sales Industry

The manufacturing industry is struggling to become efficient using the present-day computerized tools to handle the massive amounts of data inherent with modern technology. Sierra can accelerate a company along the path in this quest through the implementation of their software products for manufacturing data processing and management. Sierra projects that initial software sales will commence in March 2021. The cost of a license is expected to start at about $500 with the minimum monthly subscription being about $10. Year one revenues are anticipated to be $345,000 and increase year-after-year by 95%.

Our Products and Services

SAMSARG

SAMSARG expects to perform MRO services consisting of three basic sectors classified by the North American Industry Classification System (“NAICS”):

1.	NAICS Code 336411 – Aircraft Manufacturing/Conversion/Modification

2.	NAICS Code 336412 – Aircraft Engine and Engine Parts Manufacturing

3.	NAICS Code 336413 – Other Aircraft Parts and Auxiliary Equipment Manufacturing

For the private sector and government aircraft MRO industry, we believe there is an apparent void in Nevada that SAMSARG can fill. This in turn would provide Nevada residents an opportunity to grow and work in a challenging and technical field. Some positions at SAMSARG will require FAA certification. The Bureau of Labor Statistics, in 2016, reported that people trained and maintaining a certification earned about 1/3 more that those without certifications. Initially, SAMSARG anticipates working with Western Nevada College to assist in hiring qualified employees from the surrounding area to fill various jobs as the Company grows. Plus, there is an additional demand for education and training programs that would be appropriate with this anticipated growth as well. SAMSARG’s services will be based on Industry Standards and Practices proportionate with the MRO sectors.

The additional airport services that SAMSARG expects to provide are the same standard services that pilots count on at all developed airports that they may visit:

•	Rapid maintenance and service;

•	Potable water service;

•	Waste system service;

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•	Oxygen service;

•	Nitrogen service; and

•	Hydraulics system service.

Sierra

All manufacturing centers must manage production data and processes. Sierra is developing and marketing a unique proprietary set of software tools with blockchain related technology to support streamlining and efficiency while at the same time strengthening quality in the manufacturing environment. Sierra is developing software to meet government contract requirements to track and verify chain of custody from "creation/initiation to installation" of each unit utilized/installed under the contract. As such, Sierra is performing in the Computer Systems Design Services section of the North American Industry Classification System (NAICS) or NAICS code 541512.

Sierra currently has five modules under development with the first (for individual/personal users) and second (International Traffic in Arms Regulations (“ITAR”)) modules in BETA test. On December 18, 2020, there was a soft launch of Sierra’s individual/personal users module. On January 21, 2021, Sierra sold its first subscription license for its individual/personal user module and, on February 21 2021, Sierra sold its first subscription for business license. Sierra expects to deploy the ITAR module in April 2021. The third and fourth modules (cannabis and sativa) are expected to be released in Q22021 and the fifth module (medical) is expected to be released in Q32021.

Competition

The Private Sector and Government Aircraft MRO Industry

We have identified 7-9 potential competitors within the industry that provide the same or similar services at the level we provide.

The Software Development and Sales Industry

There are no competitors that we have been able to identify. Our platform is very unique and we are projecting that we will be the first to market provider.

Marketing

SAMSARG

SAMSARG will be looking to utilize the U.S. government System for Award Management (“SAM”) to obtain military contracts. SAMSARG is also seeking to take on existing contracts that are in the overflow situation with subordinate MRO companies due to schedule conflicts or other issues that may be impacting the completion of aircraft in their work flow. A significant portion of the business development approach will be through direct contact with aviation customers and organizations. Longer term, SAMSARG is expecting to grow through customer requests, fact-to-face meetings, industry advertising, publications and by “word of mouth” reputation.

Although the contract has not yet been awarded (and cannot be awarded until SAMSARG receives its Certificate of Occupancy for the hangar), initially, SAMSARG believes it will receive an aircraft modification contract award from a subordinate MRO, letter conditional award proffered upon request. The contract could include as many as 100 or more aircraft creating potential revenue of $31M over three years. This project would pay roughly $290,000 per aircraft and SAMSARG plans to have as many as six aircraft in work to deliver three aircraft per month. Additional contracts of this nature may also be available from the U.S. government. They may be reviewed on the U.S. government web portal known as FedBizOpps.gov or www.fbo.gov.

Sierra

The target market is those companies that are doing modification or manufacturing work for the U.S. government and having to follow AS9100 requirements pertaining to sources for parts and materials. The manufacturing industry is struggling to become efficient using the present-day computerized tools to handle the massive amounts of data inherent with modern technology. Sierra Software Systems can accelerate a company along the path in this quest through the implementation of their software products for manufacturing data processing and management. Customers performing in any manufacturing function can benefit from adopting the Sierra data and process handling software tools. This includes both the commercial and government sectors. Plus, international companies can benefit as well.

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Regulation

The Private Sector and Government Aircraft MRO Industry

The hangar under construction by SAMSARG will need to meet the following requirements:

•	Facility Quality: AS9100 current revision D, Quality Management Systems – Requirements for Aviation, Space and Defense Organizations.
•	Code of Federal Regulation: 48 CFR 252.228-7001 Ground and Flight Risk and/or DFARs 252.228-7001 Ground and Flight Risk Clause. As follows from these; DCMA INST. 8210.1 revision C, Contractor’s Flight and Ground Operations.
•	Fire Protection: Current revision C of 8210.1 invokes compliance to the latest National Fire Protection Association 409 Standard on Aircraft Hangars. Plus, NAS 3306 revision 3, Facility Requirements for Aircraft Operations.
•	FAA Regulatory Requirements: 14 CFR Part 145 Air Agency Certification.

The Software Development and Sales Industry

Sierra has to have third party validation by a government approved testing facility (similar to underwriter laboratories certifications approvals, etc.).

Property

SAMSARG intends to build and own a hangar located at the Silver Springs Airport in Silver Springs, Nevada. SAMSARG has entered into an Industrial Land Sub-lease with Silver Springs Airport, LLC for a term of 45 years.

Employees

We currently have one full-time employee, Mr. Harmer, and no part-time employees. We believe that we will be successful in attracting experienced and capable personnel. Our employees will enter into an agreement with us requiring them not to compete or disclose our proprietary information. Our employees will not be represented by any labor union.

Although we have no written employment agreement with Mr. Harmer, on June 24, 2020, our Board of Directors approved a $175,000 annual salary, a $1,500 annual phone/auto allowance, and a $2,500 annual insurance medical allowance for Mr. Harmer.

Intellectual Property

We do not currently own any intellectual property; however, in the future, we may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

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The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of March 11, 2021:

As of March 11, 2021, we had no full-time employees, who were not an executive officer of the Company, and no part-time employees.

The directors and executive officers of the Company and RAGSS as of March 11, 2021 are as follows:

Name	Position	Age	Date of Appointment	Approx. Hours Per Week
Don Harmer	Director, President, Secretary, and Treasurer	64	July 25, 2019	30

Dan Shore	Director, President, Secretary, and Treasurer of RAGSS	61	September 4, 2019	30

Don Harmer, President/CEO

Don Harmer is a founder of GRASS QOZF, Inc. Since 1993, Mr. Harmer has been an owner, President and CEO of Corporate Services of Nevada, a Nevada Corporation providing business structuring, executive management advisory, incorporation and enterprise risk management services. Mr. Harmer has significant experience as a leader in small to mid-sized high growth start-ups and emergent small businesses at both the key executive and board of director levels. Mr. Harmer understands how to develop, polish and implement innovative business structures and strategies in dynamic marketplaces to produce positive results. Mr. Harmer’s motivation is in seeing organizations outperform by acting nimbly, with a bias for action and utilizing adaptable system management and marketing strategies to create industry-specific focused experiences that consistently drive revenue growth. Mr. Harmer provides ongoing guidance in the operation and success of the Company, its affiliates and subsidiaries.

Dan Shore, President/CEO of RAGSS

Dan Shore is a founder of GRASS QOZF, Inc. and, since its inception in August 2019, has served as President/CEO of RAGSS QOZB, Inc. Mr. Shore has vast experience managing commercial development and construction projects enabling him to provide an enhanced level of vision, structure and planning direction critical to the success of the enterprise. Mr. Shore’s practical design and leadership experience in commercial shells and interiors and successful business park development evolved into establishing Shore and Associates, Inc., a successful commercial real estate development and construction management firm, in 1990. Shore and Associates, Inc. also conducted business as Shore Management and Development, a dba of Shore and Associates, Inc. In April 2012, Mr. Shore moved his business to Nevada and created Shore Management & Development NV. With over 30 years of managing billions of dollars in over 1,000 delivered projects from high end retail, manufacturing, distribution, millions square feet of ground-up and interior campus build-outs for Fortune 500 companies throughout the world Mr. Shore and his company are highly regarded in the marketplace. Mr. Shore provides ongoing guidance in the operation and success of RAGSS and its subsidiaries.

Family Relationships

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than 5% of the any class of the Company’s equity securities.

Legal/Disciplinary History

None of our officers or directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses).

None of our officers or directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities.

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None of our officers or directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the SEC, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated.

None of our officers or directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

EXECUTIVE COMPENSATION

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Employment Agreements

Although we have no written employment agreement with Mr. Harmer, on June 24, 2020, our Board of Directors approved a $175,000 annual salary, a $1,500 annual phone/auto allowance, and a $2,500 annual insurance medical allowance for Mr. Harmer.

The following table represents information regarding the total compensation of our officers and directors of the Company from inception (July 24, 2019) through June 30, 2020:

	Cash Compensation	Other Compensation		Total Compensation
Name and Principal Position
Don Harmer, CEO and Director	$0	$100,000	(1)	$100,000
Daniel Shore, CEO and Director of RAGSS	$0	$0		$0
Total	$0	$100,000		$100,000

(1)       In exchange for his agreement to serve as the sole officer and director, Mr. Harmer was issued 6,250,000 shares of Common Stock of the Company, which was valued at $100,000 in services.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the period ending June 30, 2020, RAGSS QOZB purchased a 3.77% ownership in Galena Hill, Inc., a Nevada corporation (“Galena Hill”). Galena Hill is a software development company which is developing proprietary Blockchain technology for Sierra. Galena is owned in part (less than 10%) by one of our shareholders.

Except as disclosed herein, from inception (July 24, 2019) through the present, there are no transactions or any currently proposed transactions to which the Company or any of its subsidiaries was or is to be a participant and the amount involved exceeds the lesser of $120,000 and one percent of the Company’s total assets at June 30, 2020, and in which any of the following persons had or is to have a direct or indirect material interest, naming the person and stating his or her relationship to the Company, the nature of the person’s interest in the transaction and, where practicable, the amount of such interest:

•	Any director or executive officer of the Company;

•	Any nominee for election as a director;

•	Any stockholder who beneficially owns more than 10% of any class of the Company’s voting securities;

•	Any promoter of the Company; or

•	Any immediate family member of the above persons.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

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Board Composition

Our Board of Directors currently consists of one member. Each director of the Company serves until the next annual meeting of shareholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our Board of Directors is authorized to appoint persons to the offices of Chairman of the Board of Directors, Executive Chairman, President, Chief Executive Officer, Chief Financial Officer, Vice President, Treasurer, and Secretary and such other offices as may be determined by the Board of Directors.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our shareholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we plan to adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

PRINCIPAL STOCKHOLDERS

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The following table sets forth certain information known to us regarding beneficial ownership of our stock for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our stock. The percentage of beneficial ownership in the table below is based on 48,716,508 shares of Common Stock deemed to be outstanding as of March 11, 2021.

Shareholder	Address	Shares Owned	Percentage of Class	Percentage Owned After Offering(1)

Donald R. and Joylyn M. Harmer	2270 Chipmunk Drive Washoe Valley, NV 89703	6,250,000	12.83%	8.48%
Daniel and Pamela Shore	555 West Plumb Lane, B432 Reno, NV 89509	28,125,000	57.73%	38.15%
Officers and Directors as a Group		34,375,000	70.56%	46.63%
Gregory L. and Sandra Y. Johnson	P.O. Box 60039 Reno, NV 89506	6,635,000	13.62%	9.00%

(1)	Assuming all of the Offered Shares are sold.

SECURITIES OFFERED

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The Common Stock

Authorized Shares. We are authorized to issue 75,000,000 shares with a par value of $0.001 per share (the “Shares”). The Board of Directors has the authority to prescribe, by resolution, the classes, series, number of each class and series, voting powers, designations, preferences, limitations, restrictions, and relative rights of each class and series of stock.

Dividends. Holders of the Shares shall be entitled to receive such cash dividends as may be declared thereon by the Board of Directors from time to time out of assets of funds of the Company legally available therefore. We have never declared or paid cash dividends on our stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

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Voting Rights. Each shareholder entitled to vote on any matter shall have one vote per Share.

No Cumulative Voting. Except as otherwise required by applicable law, there are no cumulative voting on any matter brought to a vote of stockholders of the Company.

No Preemptive Rights. No shareholders of the Company holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

Amendment to Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Company.

Removal of Directors. Any director may be removed from office only by the affirmative vote of the shareholders.

Transfer Agent

Our transfer agent is KoreTransfer Integral Transfer Agency, Phone: (646) 862-0420, Address: 635 16th St., Niagara Falls, NY14301, Website: www.koreconx.com.

Our transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

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Prior to this Offering, there has been no market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale; provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

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Certain legal matters with respect to the Offered Shares will be passed upon by Business Legal Advisors, LLC.

EXPERTS

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The financial statements of the Company dated as of June 30, 2020 and of SAMSARG, Inc. for the years ended December 31, 2019 included in this Offering Circular have been audited by Haynie & Company, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

______

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.

We have filed with the SEC an Offering Statement under the Securities Act on Form 1-A regarding this Offering. This Offering Circular, which is part of the Offering Statement, does not contain all the information set forth in the Offering Statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the Offering Statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the Offering Statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

40

GRASS QOZF, Inc.

INDEX TO FINANCIAL STATEMENTS

______

F-1

Independent Auditor’s Report

To the Board of Directors and Stockholders
of GRASS QOZF, Inc.

We have audited the accompanying consolidated financial statements of GRASS QOZF, Inc. (a State of Nevada corporation), which comprise the balance sheet as of June 30, 2020, and the related consolidated statements of operations, stockholders’ equity , and cash flows for the period from July 24, 2019 (date of inception) through June 30, 2020 and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GRASS QOZF, Inc. as of June 30, 2020, and the results of its operations and its cash flows for the period from July 24, 2019 (date of inception) through June 30, 2020 in accordance with accounting principles generally accepted in the United States of America.

Haynie & Company
Salt Lake City, Utah

January 26, 2021

F-2

GRASS QOZF, Inc.

CONSOLIDATED BALANCE SHEET

JUNE 30, 2020

2020

ASSETS
CURRENT ASSETS
Cash	$609,860
Accrued interest receivable	69
Total current assets	609,929

DEFERRED TAX ASSET, net of valuation allowance	90,115

PROPERTY AND EQUIPMENT, net of accumulated depreciation	1,453,518

OTHER ASSETS
Credit line receivable	58,328
Investment	276,077
Prepaid loan costs	7,500
Total other assets	341,905

Total assets	$2,495,467

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Accounts payable	$2,631
Total current liabilities	2,631

LOAN PAYABLE	41,652

STOCKHOLDER'S EQUITY
Common stock: (see Note 7)	48,078
Additional paid-in capital for proceeds in excess of par value issued	3,079,404
Stock subscriptions receivable
Unearned compensation	(15,000)
Accumulated deficit	(771,350)
Equity attributable to Grass QOZF, Inc. shareholders	2,341,132
Equity attributable to noncontrolling interest	110,052
Total Equity	2,451,184
Total liabilities and stockholders’ equity	$2,495,467

The accompanying notes are an integral part of these financial statements

F-3

GRASS QOZF, Inc.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD JULY 24, 2019 (DATE OF INCEPTION) TO JUNE 30 ,2020

REVENUES	$–

OPERATING AND ADMINISTRATIVE EXPENSES
Automobile and travel	2,631
Bank service charges	1,456
Charitable donations	1,000
Depreciation	9,450
Employee benefits	41,635
Insurance	13,355
Licenses and taxes	1,156
Meals	4,410
Office expenses	110
Payroll expenses	249,981
Postage	196
Professional fees	104,773
Rent	45,736
Total operating expenses	475,889

Loss from operations	(475,889)

OTHER INCOME (EXPENSE)
Interest income	8,300
Loss on equity method investments	(423,883)
Equity in net loss of affiliates	(28,262)
443,845

Loss before income tax benefit and non-controlling interest	(919,734)

INCOME TAX BENEFIT	90,115
Consolidated net loss	(829,619)
Net income attributable to non-controlling interests	58.269
Net Loss attributable to Grass QOZF Shareholders	$(771,350)

The accompanying notes are an integral part of these financial statements

F-4

GRASS QOZF, Inc.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD ENDED JUNE 30, 2020

	Common Stock					Equity attributable
			Stock	Additional Paid-In	Accumulated	to Grass QOZF	to noncontrolling	Total
	Shares	Amounts	Subscriptions	Capital	Deficit	Shareholders	Shareholders	Equity

Balance, July 24, 2019	–	$–	$–	$–	$–	$–	$–	$–

Common stock issued for cash	41,037,874	41,038	–	2,390,445	–	2,431,483	–	2,431,483
Common stock issued for for services	6,250,000	6,250	–	93,750		100,000		100,000
Noncontrolling interest prior to acquisition	–	–	–	–	–	–	1,065,606	1,065,606
Common Stock exchanged as part of the acquisition of Samsarge, Inc.	493,335	494	–	369,506	–	370,000	(370,000)	–
Adjustment to noncontrolling interest to fair value as part of acquisition	–	–	–	–	–	–	(216,286)	(216,286)
Purchase of noncontrolling interest	–	–	–	–	–	–	(100,000)	(100,000)
Issuance of common stock in exchange for noncontrolling interest shares	281,337	281	–	210,718	–	210,999	(210,999)	–
Issuance of common stock for subscription receivable	15,000	15	(15,000)	14,985	–	–	–	–
Net loss	–	–	–	–	(771,350)	(771,350)	(58,269))	(829,619)

Balance, June 30, 2020	48,077,546	$48,078	$(15,000)	$3,079,404	(771,350)	$2,341,132	$110,052	$2,451,1844

The accompanying notes are an integral part of these financial statements

F-5

GRASS QOZF, Inc.

CONSOLIDATED STATEMENT OF CASH FLOWS

FROM JULY 24, 2019 (DATE OF INCEPTION) TO JUNE 30, 2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(829,619)
Adjustments to reconcile net loss to net cash flows used for operating activities
Equity in net loss of affiliate	28,262
Loss on equity method investment	423,883
Depreciation	9,450
Common stock issued for services	100,000
Change in deferred income taxes
(Increase) decrease in deferred tax asset	(90,115)
Changes in certain components of working capital
(Increase) decrease in:
Accrued interest receivable	(69)
Prepaid loan fees	(7,500)
Increase (decrease) in:
Accounts payable	13,128
Net cash used by operating activities	(352,580)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases and construction of property and equipment	(1,002,299)
Purchases of cost basis investments	(276,077)
Payments for equity and acquisition basis investment	(1,085,400)
Cash acquired as part of acquisition of Samsarg, Inc.	1,011,409
Purchase of noncontrolling interests	(100,000
Advances on credit line receivable	(60,000)
Repayments on credit line receivable	1,672
Net cash used by investing activities	(1,510,695)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable	41,652
Proceeds from issuance of common stock	2,431,483
Net cash provided by financing activities	2,473,135

NET INCREASE IN CASH	609,860

CASH, beginning of period	–

CASH, June 30, 2020	$609,860

The accompanying notes are an integral part of these financial statements

F-6

SUPPLEMENTAL CASH FLOW DATA
Cash paid during period for:
Interest	$–
Income taxes	$–

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Issuance of common stock in exchange for noncontrolling interest shares	$581,000
Issuance of common stock for subscription receivable	$15,000
Effect of acquisition of Samsarg, Inc., net of cash acquired
Property and equipment	$460,669
Prepaid expenses	$10,496

The accompanying notes are an integral part of these financial statements

F-7

GRASS QOZF, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020

NOTE 1 - PRINCIPAL BUSINESS ACTIVITY

Growth-Resources, Assets, Safety, Stability Qualified Opportunity Zone Fund, Inc. (GRASS QOZF) is a Qualified Opportunity Zone Fund organized as a corporation created under the laws of the State of Nevada, which commenced operation on July 24, 2019. Organized under Internal Revenue Code (IRC) § 1400Z, the Fund is the parent of Revolutionary-Asset Growth, Strategies, Solutions Qualified Opportunity Zone Business, Inc. (RAGSS QOZB). The Fund must invest at least 90% of its assets in Qualified Opportunity Zone property.

RAGSS, QOZB, Inc. is a Qualified Opportunity Zone Business (QOZ business) located in Northern Nevada. RAGSS QOZB strategies are to expand and develop existing aviation business, invest in Opportunity Zone Businesses, and provide economic development within a defined Opportunity Zone (OZ), Silver Springs, Reno, and Fernley in Nevada. As a QOZ business, RAGSS plans to manage and operate several other businesses located in the OZ.

Samsarg, Inc. is a Qualified Opportunity Zone Business (QOZ business) located in Northern Nevada. Samsarg, Inc. is a subsidiary of RAGSS, QOZB and is constructing an aircraft hangar in the Silver Springs, Reno, and Fernley opportunity zone. These financial statements include the results of operations of Samsarg, Inc. from November 15, 2019 (the date Samsarg, Inc. was consolidated with Ragss, Inc.) to June 30, 2020. Samsarg, Inc. operates on a calendar year basis, however only the results of operations from November 15, 2019 to June 30, 2020 are included in the accompanying consolidated financial statements.

Opportunity Zones are designed to incentivize new equity investments in low-income communities nationwide offering investors incentives related to the tax treatment of capital gains which are dependent on the longevity of an investors’ stake in a qualified opportunity fund. The three core tax incentives are: temporary deferral of inclusion in taxable income, step-up in basis for deferred capital gains reinvested in an opportunity fund, and permanent exclusion from taxable income of capital gains from the sale or exchange of an investment in an opportunity fund if the investment is held for at least 10 years.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105, Generally Accepted Accounting Principles.

Principles of Consolidation

The consolidated financial statements include the accounts of the GRASS QOZF, RAGSS QOZB (a wholly owned subsidiary of GRASS QOZF) and Samsarg, Inc. a subsidiary of RAGSS QOZB. All significant intercompany balances and transactions

F-8

GRASS QOZF, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles of Consolidation (continued)

have been eliminated in consolidation. The results of operations of Samsarg, Inc., from November 15, 2019, the date that it became controlled by RAGSS QOZB, are included in the accompanying consolidated financial statements.

Property and Equipment

Property and equipment are recorded at cost. Depreciation of property and equipment is provided by the straight-line or the declining balance method over the estimated useful lives of the respective assets, ranging from three to ten years. The Company capitalizes all assets purchased with an estimated useful life greater than one year. Maintenance, repairs, and renewals that neither materially add to the value of the property nor appreciably prolong its life are charges to expense as incurred. Gains and losses on dispositions of property and equipment are included in the results of operations. Construction-in-progress consists of costs of construction related to the facility for aircraft maintenance, repair and overhaul (MRO) capabilities. No provision for depreciation is made on construction-in-progress until such time as the relevant assets are completed and ready for their intended use.

Risks and uncertainties

Contingent liabilities are to be disclosed when the possibility of a future liability is less than probable, but more likely than remote. Under accounting standards, no provision is required for such items if a future transfer of benefits is not probable or cannot be reliably measured. As of June 30, 2020, there were no material contingencies.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent asset and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Recent accounting pronouncements

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02 Leases, (Topic 842). The ASU will require assets and liabilities arising from leases, including operating leases to be recognized on the balance sheet. The ASU is effective for annual reporting periods beginning after December 15, 2021 and requires a modified retrospective transition method. The Company still assessing the impact of ASU 2016-02.

F-9

GRASS QOZF, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements (continued)

In December 2019, the FASB issued ASU 2019-12 Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This ASU provides an exception to the general methodology for calculating income taxes in an interim period when a year-to-date loss exceeds the anticipated loss for the year. This update also (1) requires an entity to recognize a franchise tax (or similar tax) that is partially based on income as an income-based tax and account for any incremental amount incurred as a non-income-based tax, (2) requires an entity to evaluate when a step-up in the tax basis of goodwill should be considered part of the business combination in which goodwill was originally recognized for accounting purposes and when it should be considered a separate transaction, and (3) requires that an entity reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date. The standard is effective for the Company for fiscal years beginning after December 15, 2021, with early adoption permitted. The Company is currently in the process of evaluating the impact of the adoption on its consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, we have not determined whether implementation of such proposed standards would be material to our consolidated financial statements.

Fair Value – Definition and Hierarchy

GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Fair value is a market-based measurement that should be determined based on the assumptions market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, a fair value hierarchy distinguishes between: (1) market participants assumptions developed based on the market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the beat information available in the circumstances (unobservable inputs). Valuation techniques used to measure fair value shall maximize the use of observable inputs and minimize the use of unobservable inputs.

The fair value hierarchy prioritizes the inputs to valuation technique used to measure fair value into three broad levels, as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide information on an ongoing basis.

F-10

GRASS QOZF, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value – Definition and Hierarchy (continued)

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability. Level 2 inputs include the following:

a. Quoted prices for similar assets or liabilities in active markets.

b. Quoted prices for identical or similar assets or liabilities in markets that are not active.

c. Inputs other than quoted prices that are observable for the asset or liability; and

d. Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs are used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances, which might include the reporting entity’s own data. However, market participant assumptions cannot be ignored and, accordingly, the reporting entity’s own data used to develop unobservable inputs are adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. When determining fair value, the Fund uses valuation techniques that maximize the use of observable inputs and minimized the use of unobservable inputs. The valuation techniques used by the Fund to determine fair value are considered to be market or income approaches.

Cost Method Investment

The Company accounts for investments with less than 20% of the decision-making ability over the operations of a partnership, LLC or closely held corporation or investments with no easily determinable fair value, at historical cost (purchase price). If cost exceeds fair value, an impairment loss will be recognized unless the impairment is considered temporary. Declines in fair value below cost will be considered other-than-temporary based on the length of time it will take for the investment’s value to exceed its’ cost compared to the Company’s intent and ability to hold the investment. Ongoing reviews by the Company’s management are based on an assessment of trends in the performance of each underlying investment from the inception date through the most recent valuation date.

F-11

GRASS QOZF, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting. Deferred taxes are also related to deferred taxes for operating losses that are available to offset future taxable income. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Companies have adopted FASB Codification Topic 740, “Accounting for Uncertainty in Income Taxes (an interpretation of FASB Statement No. 109)”, which prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of tax positions taken or expected to be taken on tax returns. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position and the related interest and penalties. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount recognized.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of June 30, 2020, the unrecognized tax benefits accrual was zero. The Company will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense if incurred.

The Company has not been notified of any pending Internal Revenue Service (IRS) examination; its returns are subject to examination within a three-year statute of limitations. At June 30, 2020, there are no tax returns that have been filed that would be subject to examination by the IRS.

Organizational Costs

Organization costs are expensed as incurred.

NOTE 3 - CONCENTRATION OF CASH

The Company maintains its cash in separate commercial banks. These non-interest-bearing accounts are each insured up to a total of $250,000 at June 30, 2020, by the Federal Deposit Insurance Corporation (FDIC). At June 30, 2020 GRASS QOZF, Inc. was at risk for $134,007 of uninsured cash balances.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at June 30, 2020:

Machinery and equipment	$51,152
Computer equipment	1,777
Construction-in-progress	1,424,532
1,477,461
Less accumulated depreciation	23,943
$1,453,518

F-12

GRASS QOZF, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020

Construction-in-progress consists of an airplane hangar being constructed in the Silver Springs, Nevada opportunity zone.

Depreciation expense of $9,450 was incurred for the period ended June 30, 2020.

NOTE 5 - INVESTMENTS

The Company’s investments as of June 30, 2020, consist of the following:

	Cost	Percentage Ownership
Galena Hill Systems, Inc., common stock (at cost)	$275,627	3.37%
Sierra Software Systems, Inc., common stock (at cost)	450	45.00%
Total investments	$276,077

Galena Hill Systems, Inc. is a private entity with its common stock not having a readily determined fair value. Thus, the investment is recorded at its cost basis.

Due to the minimal investment and no operations, Sierra Software Systems, Inc., the Company is accounting for this investment under the cost method.

The Company did not receive dividends or earnings during the current period for the investments.

Due to the absence of impairment indicators, impairment has not been calculated for investments, as of June 30, 2020.

Note 6 - Revolving Line of Credit

On December 26, 2019, RAGSS QOZB (lender) entered into a revolving credit agreement with Sierra Software Systems, Inc. (borrower), a related party, providing for maximum borrowing of $350,000 for a three-year period. Sierra Software Systems received $60,000 in January 2020. Interest accrues monthly on the aggregate unpaid principal amount at 0.75%. The Company has received repayments of $1,672 through June 30, 2020.

NOTE 7 - COMMON STOCK

As of June 30, 2020, stock consisted of the following:

GRASS QOZF, Inc. common stock, par value of $0.001 per share, 75,000,000 shares authorized, 48,077,546 issued and 48,077,546 outstanding. During the period ended June 30, 2020, GRASS QOZF issued 41,037,874 shares of common stock for $2,431,483, 6,250,000 shares in exchange for compensation of $100,000, 744,672 shares in exchange for common stock of Samsarg, Inc. valued at $581,000 and 15,000 shares for $15,000 which was received subsequent to June 30, 2020. Proceeds on the sale or exchange of shares in excess of par value are recorded as additional paid-in capital.

On July 24, 2019, GRASS QOZF entered into an employment agreement with its CEO (and Director) which provides equity compensation of 6,250,000 shares of GRASS QOZB, Inc. “QSBS” stock in lieu of compensation valued at $100,000 for the period July 24, 2019 to June 30, 2020.

F-13

GRASS QOZF, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020

NOTE 8 - BENEFIT FOR INCOME TAXES

The benefit for income taxes consists of the following at June 30, 2020:

Federal tax liability	$–
Deferred tax benefit arising from net operating losses	90,115
$90,115

As of June 30, 2020, management expects that it will be able to fully utilize the net operating loss incurred in the period ending June 30, 2020, consequentially no valuation allowance is deemed necessary.

At June 30, 2020, The Company had net operating losses of approximately $829,619, of which $163,906 was attributable to Grass QOZF, $463,015 was attributable to RAGSS, QOZB and $202,698 was attributable to Samsarg, Inc. These net operating losses can be carried forward indefinitely, however the Internal Revenue Code contains provisions which reduce or limit the availability and utilization of net operating loss carry forwards in the event of more than a 50% change in ownership. If such an ownership change occurs, the use of these net operating losses could be limited.

NOTE 9 - DEFERRED TAX ASSET

The net deferred tax asset and liability includes the following components as of June 30, 2020:

Deferred tax asset – net operating loss	$90,115
Deferred tax liability	–
$90,115

Note 10 - loan PAYABLE

On April 22, 2020, Samsarg, Inc. received a Paycheck Protection Program (PPP) loan in the amount of $41,652 from the Small Busines Administration (SBA). According to the terms of the loan, the PPP loan is forgivable, provided that the Company complies with specific criteria, including that at least 60% of the proceeds from the loan are used for payroll costs and the remaining 40% are used for interest on mortgages, rent and utilities in the covered period that ends eight weeks from the date that the loan proceeds are received. The loan bears interest at 1% and has a maturity of two years. Loan payments are deferred for borrowers who apply for loan forgiveness, until the SBA remits the borrower’s loan forgiveness amount to the lender. If a borrower does not apply for loan forgiveness, payments are deferred ten months after the end of the covered period. The loan is not collateralized, nor personally guaranteed by the shareholders of Samsarg, Inc.

Note 11 - INVESTMENT IN SAMSARG, INC.

In September and October 2019, the Company acquired a 49.7% ownership of Samsarg, Inc (Samsarg) by purchasing 1,220,000 shares for $1,085,000. In November 2019, the Company exchanged 493,335 shares of its common stock for 581,000 Samsarg shares ($581,000) increasing its ownership to 73.4%. Between December 2019 and June 30, 2020, the Company; purchased and retired 300,400 Samsarg shares for $300,400 and invested an additional $450,000 for 450,000 Samsarg shares. These transactions gave the Company an 80.4% ownership at June 30, 2020.

The Company accounted for its $1,455,000 investment in Samsarg from September to November 2019 under the equity method of accounting. Once the Company obtained majority (greater than 50%) control on November 15, 2019 it consolidated the accounts of Samsarg. Earnings allocated to the Company prior to November 15, 2019 totaled $28,262 and were recorded as equity in net loss of affiliate on the Company’s consolidated statements of operations and as a reduction to the investment on the consolidated balance sheets, prior to consolidation. On November 15, 2019 the carrying amount of the Company’s investment was $1,426,738.

F-14

GRASS QOZF, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020

At November 15, 2019, the fair market value of the Company’s 73.4% investment in Samsarg was determined to be $1,002,855 and the Company reported as other expense a loss of $423,883 to adjust the carrying value to fair value under ASC 805.

Due to the type of assets and liabilities of Samsarg and them being transacted during 2019, recorded cost was deemed to be fair value on November 15, 2019. The Company recorded the following consolidated balances on November 15, 2019:

Cash	$1,011,409
Construction-in progress	424,010
Computer equipment	36,660
Prepaid expenses	10,497
Noncontrolling interest	(479,721)
$1,002,855

Note 12 - 401(K) PROFIT SHARING PLAN

Samsarg, Inc. maintains a 401(K) profit Sharing Plan in which employees at least 21 years old that have completed six months of service may participate. Eligible employees can make elective deferral contributions and are eligible to receive matching contributions from Samsarg. Samsarg may, in its sole discretion, make matching contributions. Samsarg may also, in its sole discretion, make a profit-sharing contribution to those employees who have completed one year of service. Samsarg will also make Safe Harbor Contributions to the plan, in an amount not less than 3% of the participants’ compensation.

During the period ending June 30, 2020, Samsarg, Inc. made no discretionary matching, or profit-sharing contributions for payroll incurred during the period from November 15, 2019 to June 30, 2020. Samsarg Inc. was liable at December 31, 2019 for its 2019 safe-harbor contribution of $33,768 which was paid on March 13, 2020. Samsarg has not estimated its safe-harbor contribution for the period from January 1, 2020 to June 30, 2020.

NOTE 13- RELATED PARTY TRANSACTIONS

During the period ending June 30, 2020, GRASS QOZF purchased 100% of stock from RAGSS QOZB.

During the period ending June 30, 2020, GRASS QOZF used the offices of one of its shareholders to operate business temporarily at no cost. The Company projects to relocate to its permanent offices during 2020.

During the period ending June 30, 2020, RAGSS QOZB purchased a 3.37% ownership in Galena Hill, Inc. Galena Hill, Inc. is a software development company which is developing proprietary Blockchain technology for Sierra Software Systems, Inc. Galena Hill, Inc. is owned in part (less than 10%) by one of the shareholders of GRASS QOZF, Inc.

The Company, through its affiliate RAGSS QOZB, owned a 49.7% ownership interest in Samsarg, Inc. prior to November 15, 2019 when it purchased an additional 23.7% interest resulting in an 73.4% ownership interest in SAMSARG, Inc. As a result of this change in ownership. The Company gained the ability to exercise significant management control over the operations of Samsarg, Inc. Because of the increased management ability and pursuant to GAAP, the Company consolidated the accounts of Samsarg, Inc. into its financial statements, beginning as of November 15, 2019. Prior to November 15, 2019, the Company reported its 73.4% ownership as an asset with a balance of $1,426,738 and was using the equity method of accounting for this asset. At November 15, 2019, the fair market value of the Company’s investment in Samsarg, Inc. was determined to be $1,002,855 and the Company reported, as another expense, a loss of $423,883 for the period ended June 30, 2020, to adjust the carrying value to fair value under ASC 805. During the period prior to consolidation, the loss allocated to the Company from Samsarg, Inc. totaled $28,262 and was recorded as equity in net loss of affiliate on the Company’s consolidated statements of income and as a reduction to the investment on the consolidated balance sheet, prior to consolidation.

F-15

GRASS QOZF, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020

NOTE 13- RELATED PARTY TRANSACTIONS (CONTINUED)

At June 30, 2020, SAMSARG, Inc. is owned in part by a shareholder of GRASS QOZF. Because the Company controls more than a 50% direct and indirect ownership interest in Samsarg, Inc., the assets, and liabilities of Samsarg, Inc. are consolidated with those of the Company, and Samsarg Inc.’s non-controlling interest in Samsarg Inc. is included in the Company’s financial statements as a non-controlling interest.

SAMSARG, Inc. is building a specialized use hangar in the Silver Springs/Lyon County Nevada Opportunity Zone for its primary business of installing countermeasure systems and related technologies for the U.S. Department of Defense. RAGSS will also be organizing wholly owned real estate management subsidiary companies that will be constructing, leasing and, or renting, aircraft hangars in Qualified Opportunity Zones to governmental agencies and commercial aircraft operators.

During the period ending June 30, 2020, RAGSS QOZB purchased a 45% ownership interest of Sierra Software Systems, Inc. for $450. Sierra Software Systems, Inc. is a woman owned small business which is owned in part by one of the shareholders of GRASS QOZF. Sierra Software Systems, Inc. is a software development company developing proprietary software utilizing Galena Hill, Inc.’s blockchain platforms. The software provides standardization of quality management for mandatory AS9100 compliance as required in U.S. Government contracts. In addition, as described in Note 6, RAGSS QOZB lent funds to Sierra Software Systems, Inc. Generally accepted accounting principles in the United States of America would require the treatment of the investment in Sierra Software Systems, Inc. to be treated as an equity method investment, however due to the immateriality of the investment, it is being treated as if it were a cost-method investment.

NOTE 14 – SUBSEQUENT EVENTS

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a "Public Health Emergency of International Concern" and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the company, to date, the Company is expecting to experience, such as decline in investment; significant changes in the fair value of assets or liabilities make it reasonably possible that we are vulnerable to the risk of a near-term severe impact.

Management expects that the Company will be subject to economic uncertainties resulting from the Covid-19 pandemic that will negatively impact its operating results in 2020 and beyond. Among the many consequences of Covid-19, such as business and production disruptions, supply chain interruptions, negative impacts on customers, volatility in the equity and debt markets, reduced revenues and cash flows and other economic consequences may occur. However, the Company cannot determine the financial impact or the duration and cannot reasonably estimate the financial effects of the Covid-19 pandemic at this time.

On July 7, 2020, RAGSS QOZB provided an additional disbursement of $70,000 from the revolving line of credit to Sierra Software Systems, Inc.

The Company has evaluated subsequent events through January 26, 2021, the date on which the financial statements were available to be issued.

F-16

SAMSARG, Inc.

INDEX TO FINANCIAL STATEMENTS

______

F-17

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders
of SAMSARG, Inc.

We have audited the accompanying financial statements of SAMSARG, Inc. (a Nevada corporation), which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SAMSARG, Inc. as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Haynie & Company
Salt Lake City, UT
December 28, 2020

F-18

Samsarg, Inc.

Balance Sheets

December 31,

	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$990,571	$73,346
Total current assets	990,571	73,346

Property & Equipment
Machinery & equipment	51,152	51,152
Construction in progress	424,010	204,010
Accumulated depreciation	(17,051)	(6,820)

TOTAL ASSETS	$1,448,682	$321,688

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accrued expenses
Accrued expenses	$1,296	$2,076
Accrued payroll	1,793	–
401(k) payable	33,768	–
Total current liabilities	36,857	2,076

TOTAL LIABILITIES	36,857	2,076

STOCKHOLDERS' EQUITY
Common stock	21,510	6,000
Additional paid-in capital	2,129,497	594,000
Accumulated deficit	(739,182)	(280,388)

TOTAL STOCKHOLDER'S EQUITY	1,411,825	319,612
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$1,448,682	$321,688

See Notes to Financial Statements

F-19

Samsarg, Inc.

Statements of Operations

For the period ended December 31,

	2019	2018
Revenue	$–	$–

Operating Expenses
General and administrative expenses	114,808	169,263
Salaries and wages	227,625	43,838
Professional fees	112,789	60,481
Depreciation expense	10,230	6,820

Total expenses	465,452	280,402
Operating Loss	(465,452)	(280,402)

Other Income/(Expenses)
Interest income	6,658	14
Net Loss	$(458,794)	$(280,388)

See Notes to Financial Statements

F-20

Samsarg, Inc.

Statements of Stockholders' Equity

For the period ended December 31, 2018 and 2019

	Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, June 2018	–	$–	$–	$–	$–
Net loss	–	–	–	(280,388)	(280,388)
Issuance of common stock, for cash	600,000	6,000	594,000	–	600,000
Balance, December 31, 2018	600,000	6,000	594,000	(280,388)	319,612
Net loss	–	–	–	(458,794)	(458,794)
Shares issued for services	50,000	500	49,500	–	50,000
Issuance of common stock for cash	1,801,007	18,010	1,782,997	–	1,801,007
Repurchase of common stock	(300,000)	(3,000)	(297,000)	–	(300,000)

Balance, December 31, 2019	2,151,007	$21,510	$2,129,497	$(739,182)	$1,411,825

See Notes to Financial Statements

F-21

Samsarg, Inc.

Statements of Cash Flows

For the period ended December 31,

	2019	2018
Operating Activities
Net loss	$(458,794)	$(280,388)
Adjustments to reconcile net loss to net cash used for operating activities
Depreciation and amortization	10,230	6,820
Common stock issued for services	50,000	–
Increase (decrease) in operating liabilities
Accrued expenses	34,782	2,076

Net Cash used in Operating Activities	(363,782)	(271,492)

Investing Activities
Purchase of machinery and equipment	–	(51,152)
Construction in progress expenditures	(220,000)	(204,010)

Net Cash used in Investing Activities	(220,000)	(255,162)

Financing Activities
Proceeds from sale of common stock	1,801,007	600,000
Repurchase and retirement of common stock	(300,000)	–

Net Cash provided by Financing Activities	1,501,007	600,000

Net Change in Cash and Cash Equivalents	917,225	73,346

Cash and Cash Equivalents, beginning	73,346	–

Cash and Cash Equivalents, ending	$990,571	$73,346

Supplemental Cash Flow Information
Cash paid for income taxes	$–	$–
Cash paid for interest	$–	$–

See Notes to Financial Statements

F-22

SAMSARG, Inc.

Notes to Financial Statements

For the period ended December 31, 2019 and 2018

Note 1 - Principal Business Activity

Principal Business Activity

Silver Springs Aircraft Maintenance and Service (SAMSARG, Inc.,) "the Company" was incorporated under the laws of the State of Nevada in June 2018. The Company plans to offer FAA certified aircraft maintenance, repair and overhaul (MRO) capabilities to the aviation community. This capability is an essential necessity to ensure that aircraft are maintained in predetermined conditions of airworthiness to safely transport passengers and cargo. Having the ability to provide MRO capability also gives the Company a foundation to gain expected long-term military aviation modification contracts from the U.S. Department of Defense. The Company is in the process of building a hangar at the Silver Springs Airport in Nevada.

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

Cash represents cash deposits held at financial institutions. Cash equivalents include short-term, highly liquid investments of sufficient credit quality that are readily convertible to known amounts of cash and have maturities of three months or less when purchased.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At December 31, 2019 and 2018, the Company had $740,571 and $0 in excess of the FDIC insured limit, respectively.

Property, Equipment and Construction in Progress

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which is five years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. The Company examines the possibility of decreases in the value of when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

F-23

SAMSARG, Inc.

Notes to Financial Statements

For the period ended December 31, 2019 and 2018

Construction-in-progress consists of costs of construction related to facility for aircraft maintenance, repair and overhaul (MRO) capabilities. No provision for depreciation is made on construction-in-progress until such time as the relevant assets are completed and ready for their intended use.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12 - Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This ASU provides an exception to the general methodology for calculating income taxes in an interim period when a year-to-date loss exceeds the anticipated loss for the year. This update also (1) requires an entity to recognize a franchise tax (or similar tax) that is partially based on income as an income-based tax and account for any incremental amount incurred as a non-income-based tax, (2) requires an entity to evaluate when a step-up in the tax basis of goodwill should be considered part of the business combination in which goodwill was originally recognized for accounting purposes and when it should be considered a separate transaction, and (3) requires that an entity reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date. The standard is effective for the Company for fiscal years beginning after December 15, 2021, with early adoption permitted. The Company is currently in the process of evaluating the impact of the adoption on its consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, we have not determined whether implementation of such proposed standards would be material to our consolidated financial statements.

Note 2 - Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. We used 26% as an effective rate. Net deferred tax assets consist of the following components as of December 31, 2019 and 2018:

	2019	2018
Deferred tax assets:
Net operating loss (“NOL”) carryover	$173,729	$70,348
Depreciation	4,433	1,774
Valuation allowance	(178,162)	(72,122)
Net deferred tax asset	$–	$–

F-24

SAMSARG, Inc.

Notes to Financial Statements

For the period ended December 31, 2019 and 2018

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended December 31, 2019 and 2018 due to the following:

	2019	2018
Book loss tax effected	$(106,286)	$(72,901)
Meals & entertainment	246	779
Valuation allowance	106,040	72,122
	$–	$–

The Company has adopted FASB Codification Topic 740, “Accounting for Uncertainty in Income Taxes (an interpretation of FASB Statement No. 109)”, which prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of tax positions taken or expected to be taken on tax returns. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position and the related interest and penalties. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount recognized.

FASB ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based on the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. As a result of the implementation of FASB ASC 740, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740. No uncertain tax positions were noted.

At December 31, 2019 the Company had net operating loss carryforwards of approximately $397,600 that may be offset against future taxable income for the year 2018 through 2037. No tax benefit has been reported in the December 31, 2019 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount. All the federal and state tax returns filed by the Company for 2019 and 2018 are open for examination.

Note 3 - Property, Plant, and Equipment

Property, plant and equipment are recorded at cost. Construction in process relates to the construction of an aircraft hangar. These costs are capitalized until the hangar receives a certificate of occupancy. Maintenance and minor repairs and replacements are charged directly to expense as incurred; major renewals and betterments are charged to the respective property and equipment account. When property and equipment are sold or otherwise disposed of, the asset accounts and related accumulated depreciation accounts are relieved, and any gain or loss is included in operations Activity for property plant and equipment for 2018 is as follows:

	Balance			Balance
Classification	1/1/2018	Additions	Disposals	12/31/2018
Construction in process	$–	$204,010	$–	$204,010
Machinery and equipment	–	51,152	–	51,152
Total	–	255,162	–	255,162
Accumulated depreciation	–	(6,820)	–	(6,820)
Total, net of depreciation	$–	$248,342	$–	$248,342

F-25

SAMSARG, Inc.

Notes to Financial Statements

For the period ended December 31, 2019 and 2018

Activity for property, plant, and equipment for 2019 is as follows:

	Balance			Balance
Classification	01/01/19	Additions	Disposals	12/31/19
Construction in process	$204,010	$220,000	$–	$424,010
Machinery and equipment	–	51,152	–	51,152
Total	255,162	220,000	–	475,162
Accumulated depreciation	(6,820)	(10,231)	–	(17,051)
Total, net of depreciation	$248,342	$209,769	$–	$458,111

Machinery and equipment are being depreciated under the straight-line method over their estimated useful lives of five years. Depreciation expense was $10,230 and $6,820 for 2019 and 2018, respectively.

The company evaluates the carrying value of long-term assets based upon current and anticipated undisclosed cash flows and recognizes impairment when such estimated cash flows will be less than carrying value of the asset.

Note 4 - Accrued Liabilities

The accrued liabilities consist of accrued payroll, 401(K) payable and other accrual accounts, and the balances for 2019 and 2018 are as follows:

	2019	2018
Other accruals	$1,296	$2,076
Accrued payroll	1,793	–
401(K) payable	33,769	–
Total	$36,858	$2,076

Note 5 - Risks and Uncertainties

Contingent liabilities are to be disclosed when the possibility of a future liability is considered to be less than probable but more likely than remote. Under accounting standards, no provision is required for such items if a future transfer of benefits is not probable or cannot be reliably measured. As of December 31, 2019 and 2018, there were no material contingent liabilities.

Note 6 - Equity

The paid-in capital account consists of Class A common stock for $1.00 per share from the Amended and Restated Subscription Agreement. The balances for common stock were 23,510 and 6,000 at December 31, 2019 and 2018, respectively, and the balances for additional paid-in capital were $2,327,497 and $594,000 at December 31, 2019 and 2018, respectively.

F-26

SAMSARG, Inc.

Notes to Financial Statements

For the period ended December 31, 2019 and 2018

The Company received $1,801,007 in cash for the issuance of 1,801,007 shares of common stock and issued 50,000 shares of stock valued at $50,000 for services performed during the year ended December 31, 2019. Also, during 2019 the Company also repurchased and retired 300,000 shares of common stock from investors for a total of $300,000.

For the year ended December 31, 2018, the Company issued 600,000 shares of common stock for cash proceeds of $600,000.

Note 7 - Related Party Transactions

RAGSS QOZB, Inc. purchased 1,805,000 shares of the Company’s common stock for $1,805,000. RAGSS QOZB is a wholly owned subsidiary of GRASS QOZF, Inc. GRASS QOZF is a majority shareholder of the Company. The total amount is $2,666,000 for 2019.

Note 8 - Subsequent Events

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a "Public Health Emergency of International Concern" and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the company, to date, the Company is expecting to experience, such as decline in investment; significant changes in the fair value of assets or liabilities make it reasonably possible that we are vulnerable to the risk of a near-term severe impact.

On April 17, 2020, the Company entered into a Loan Agreement and Promissory Note (collectively the “SBA Loan”) with KeyBank National Association pursuant to the Paycheck Protection Program (the “PPP”) under the recently enacted Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) administered by the U.S. Small Business Administration (the “SBA”). The Company received total proceeds of $41,652 from the SBA Loan. The SBA Loan is scheduled to mature on April 17, 2022 and has a 1.00% interest rate and is subject to the terms and conditions applicable to loans administered by the SBA under the CARES Act. The SBA Loan may be prepaid at any time prior to maturity with no prepayment penalties.

The SBA Loan contains customary events of default relating to, among other things, payment defaults and breaches of representations and warranties. Subject to certain conditions, the SBA Loan may be forgiven in whole or in part by applying for forgiveness pursuant to the CARES Act and the PPP. The amount of loan proceeds eligible for forgiveness is based on a formula based on a number of factors, including the amount of loan proceeds used by the Company during the eight-week period after the loan origination for certain purposes, including payroll costs, interest on certain mortgage obligations, rent payments on certain leases, and certain qualified utility payments, provided that, among other things, at least 75% of the loan amount is used for eligible payroll costs, the employer maintaining or rehiring employees and maintaining salaries at certain level. In accordance with the requirements of the CARES Act and the PPP, the Company intends to use the proceeds from the SBA Loan primarily for payroll costs. No assurance can be given that the Company will be granted forgiveness of the SBA Loan in whole or in part.

The Company evaluated all events or transactions that occurred after December 31, 2019 through December 28, 2020, the date the Company issued these financial statements. During the period, the Company did not have any additional material recognizable subsequent events other than those noted above.

F-27

GRASS QOZF, INC.
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FROM JULY 24, 2019 (DATE OF INCEPTION) TO JUNE 30, 2020
(unaudited)

The following unaudited pro forma condensed combined statements of income combines the statements of income of the GRASS QOZF, Inc., a Nevada corporation (the “Company”), for the period from inception (July 24, 2019) to June 30, 2020 and the statements of income of SAMSARG, Inc., a Nevada corporation ("SAMSARG"), as if the acquisition of SAMSARG by the Company had occurred at the beginning of the periods. The acquisition of SAMSARG by the Company was completed in November 2019.

The pro forma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of the Company and SAMSARG. These pro forma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred at the end of the periods indicated above, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future. A pro forma balance sheet was not required due to SAMSARG being included in the June 30, 2020 consolidated financial statements.

	CONSOLIDATED BALANCE AS PREVIOUSLY		SAMSARG ACTIVITY PRIOR TO				PRO FORMA CONSOLIDATED
	REPORTED	A	CONSOLIDATION	B	ADJUSTMENTS		BALANCE

REVENUES	$–		$–		$–		$–

OPERATING AND ADMINISTRATIVE EXPENSES
Automobile and travel	2,631		757		–		3,388
Bank service charges	1,456		500		–		1,956
Charitable donations	1,000		–		–		1,000
Depreciation	9,450		2,558		–		12,008
Employee benefits	41,635		–		–		41,635
Insurance	13,355		10,863		–		24,218
Licenses and taxes	1,156		173		–		1,329
Meals	4,410		2,293		–		6,703
Office expenses	110		–		–		110
Payroll expenses	249,981		52,497		–		302,478
Postage	196		76		–		272
Professional fees	104,773		44,477		–		149,250
Rent	45,736		21,445		–		67,181
Total operating expenses	475,889		135,639		–		611,528

Loss from operations	(475,889)		(135,639)		–		(611,528)

OTHER INCOME (EXPENSE)
Interest income	8,300		(2,394)		–		5,906
Loss on equity method investments	(423,883)		–		423,883	C	–
Equity in net loss of affiliate	(28,262)		–		28,262	C	–
	(443,845)		(2,394)		452,145		5,906

Loss before income tax benefit and non-controlling interest	(919,734)		(138,033)		452,145		(605,622)

INCOME TAX BENEFIT	90,115		–		–		90,115

CONSOLIDATED NET LOSS	(829,619)		(138,033)		452,145		(515,507)
Loss attributable to non-controlling interests	58,269		–		(58,269)	C	–

NET LOSS ATTRIBUTABLE TO GRASS SHAREHOLDERS	$(771,350)		$(138,033)		$393,876		$(515,507)

F-28

GRASS QOZF, INC.
NOTES TO PROFORMA CONSOLIDATED STATEMENTS OF INCOME
FROM JULY 24, 2019 (DATE OF INCEPTION) TO JUNE 30, 2020
(unaudited)

PROFORMA ADJUSTMENTS

A - Derived from the audited consolidated financial statements at June 30, 2020 which includes Samsarg from the date of consolidation November 15, 2019 through June 30, 2020

B - Shows the operations of Samsarg prior to consolidation date (July 24, 2019 to November 15, 2019). Part of the operations are included in the Equity in net loss of affiliate amount; see adjustment

C - Adjustment to back out equity method investment and backing out non-controlling interest

F-29

PART III—EXHIBITS

______

Index to Exhibits

Number	Exhibit Description

2.1**	Articles of Incorporation
2.2**	Bylaws
3.1**	Specimen Stock Certificate
4.1**	Form of Subscription Agreement
6.1***	Revolving Line of Credit Note
6.2***	Technology Licensing – Platform Agreement with Capital2Market, LLC dated July 2, 2020
6.3***	Consultancy Agreement with Capital2Market Consulting, LLC dated July 7, 2020
6.4****	Amendment to Consultancy Agreement with Capital2Market Consulting, LLC dated January 21, 2021
6.5****	Amended and Restated Exclusive Placement Agency Agreement with C2M Securities, LLC dated January 21, 2021
11.1*	Consent of Business Legal Advisors, LLC (included in Exhibit 12.1)
11.2*	Consent of Haynie & Company
12.1*	Opinion of Business Legal Advisors, LLC

* Filed herewith

** Previously filed with the Company’s Form 1-A filed with the SEC on April 28, 2020.

*** Previously filed with the Company’s Form 1-A/A filed with the SEC on July 24, 2020.

**** Previously filed with the Company’s Form 1-A/A filed with the SEC on January 27, 2021.

III-1

SIGNATURES

______

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson City, Nevada on March 11, 2021.

(Exact name of issuer as specified in its charter):		GRASS QOZF, Inc.

	By:	/s/ Don Harmer
	Name:	Don Harmer
	Title:	President and Treasurer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Don Harmer
Don Harmer, President (Principal Executive Officer).

By (Signature and Title):	/s/ Don Harmer
Don Harmer, Treasurer (Principal Financial Officer, Principal Accounting Officer).

March 11, 2021

SIGNATURES OF DIRECTORS:

/s/ Don Harmer	March 11, 2021
Don Harmer, Director	Date

III-2